                                                                       Ex. 10.50

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                                (Inventory Loan)

                                     between

                            SILVERLEAF RESORTS, INC.

                                  (as Borrower)

                                       and

                          TEXTRON FINANCIAL CORPORATION

                                   (as Lender)

                               As of March 5, 2004

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT
                                (INVENTORY LOAN)

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 5, 2004, entered into by SILVERLEAF RESORTS, INC., a Texas corporation, (as "Borrower"), and TEXTRON FINANCIAL CORPORATION, a Delaware corporation as ("Lender").

                                   WITNESSETH:

WHEREAS, Borrower is engaged in the business of acquiring, constructing, developing, owning, managing, selling and otherwise dealing with Intervals at the Resorts (as each such term is hereafter defined);

WHEREAS, Lender and Borrower are parties to that certain Loan and Security Agreement, dated as of December 16, 1999, as amended by that certain First Amendment to Loan and Security Agreement, dated as of April 17, 2001, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of April 30, 2002, as further amended by that certain Letter Amendment, dated as of March 27, 2003, and as further amended by that certain Third Amendment to Loan and Security Agreement (Inventory Loan), dated as of December 19, 2003 (collectively, the "ORIGINAL LOAN AGREEMENT").

WHEREAS, pursuant to the Original Loan Agreement, Lender agreed, subject to the terms and conditions of the Original Loan Agreement, to provide to Borrower, for the purpose of providing liquidity in connection with Borrower's ownership, purchase and warehousing of Intervals (as such term is hereinafter defined), a loan in the maximum amount of $10,000,000 (the "EXISTING INVENTORY LOAN"), which loan is evidenced by Borrower's Amended and Restated Secured Promissory Note, dated as of December 16, 1999 (the "EXISTING NOTE");

WHEREAS, Borrower has requested and Lender has agreed, subject to the terms and conditions herein, that Lender make an additional inventory loan to Borrower in the maximum amount of $8,000,000 (the "NEW INVENTORY LOAN") for the purpose of repaying in full the Heller Inventory Loan and providing additional liquidity to Borrower for the Inventory; and

WHEREAS, Borrower and Lender have agreed to enter into this Agreement amending and restating the Original Loan Agreement to provide for, among other things, the New Inventory Loan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto, intending to be legally bound, agree to amend and restate the Original Loan Agreement in its entirety as follows:

                        SECTION 1 -- DEFINITION OF TERMS

         1.1      Capitalized terms used in this Agreement are defined in this
Section 1.1. The definitions include the singular and plural forms of the terms defined.

                  (a) ADDITIONAL CREDIT FACILITY. The term "Additional Credit Facility" shall mean that certain $10,200,000 credit facility provided by Lender to Borrower pursuant to that certain Loan and Security Agreement dated April 17, 2001 by and between Borrower and Lender, as amended by the First Amendment to Loan and Security Agreement dated April 30, 2002, as further amended by Letter Amendment dated as of March 27, 2003, as further amended by Second Amendment to Loan and Security Agreement dated as of December 19, 2003, as further amended by Letter Amendment dated of even date herewith and as may hereafter be further amended from time to time (the "ADDITIONAL CREDIT LOAN AGREEMENT")."

                  (b) ADDITIONAL ELIGIBLE RESORTS or ADDITIONAL ELIGIBLE RESORT. The terms "Additional Eligible Resorts" and "Additional Eligible Resort" shall have the meanings ascribed to such terms in Section 3.4 hereof.

                  (c) ADDITIONAL RESORT COLLATERAL. The term "Additional Resort Collateral" shall mean singly and collectively, the development rights, real property, fixtures and other personal property, including all management agreements for the Resorts, now owned or hereafter acquired by Borrower and described on Schedule 1.1(c). "Additional Resort Collateral" shall not include the promissory notes and other property of Silverleaf Finance I, Inc., that constitute "Pledged Assets" under the DZ Documents or the promissory notes and other property of Silverleaf Finance II, Inc. that constitute "conveyed assets" or collateral under the Silverleaf Finance II Documents.

                  (d) ADDITIONAL RESORT COLLATERAL MORTGAGES. A properly recorded, first priority mortgage, deed of trust, deed to secure debt or other security instrument, as applicable, executed and delivered by the Borrower to Lender, encumbering all of the right, title and interest of Borrower in that portion of the Additional Resort Collateral constituting real property.

                  (e) ADDITIONAL RESORT COLLATERAL ASSIGNMENTS. The term "Additional Resort Collateral Assignments" shall mean singly and collectively:
(i) a first priority security agreement executed and delivered by Borrower to Lender granting to Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting personal property, and (ii) a first priority security agreement executed and delivered by Borrower to Lender, granting to Lender, a first priority security interest in that portion of the Additional Resort Collateral constituting development rights.

                  (f) ADVANCE. A portion of the proceeds of the Loan advanced by the Lender to the Borrower in accordance with the terms of this Agreement.

                  (g) AFFILIATE. Any party controlled by, controlling, or under common control with, the Borrower.

                  (h) AGREEMENT. This Amended and Restated Loan and Security Agreement (including the Exhibits and Schedules to it), as may hereafter be amended from time to time, by and between Borrower and Lender.

                  (i) ASSIGNMENT OF MANAGEMENT AGREEMENTS. The term "Assignment of Management Agreements" shall mean the assignment, in the form attached hereto as Exhibit A, by Borrower to Lender, as may hereafter be amended from time to time, assigning all of Borrower's rights under each management agreement for the Resorts.

                  (j) BOND HOLDER EXCHANGE TRANSACTION. The term "Bond Holder Exchange Transaction" shall mean that certain senior subordinate note holder exchange transaction on the terms and conditions outlined in that certain term sheet dated October 19, 2001 (the "BOND HOLDER EXCHANGE TRANSACTION LETTER"), a copy of which is attached hereto as Exhibit E, and which is evidenced by the documents listed on Schedule 1.1(j) hereto, as may hereafter be amended from time to time, (the "BOND HOLDER EXCHANGE DOCUMENTS").

                  (k) BUSINESS DAY. Each day that is not a Saturday, a Sunday or a legal holiday under the laws of the State of Rhode Island, the State of Connecticut or the State of Texas.

                  (l) BUSINESS PLAN. The term "Business Plan" shall mean the five (5) year "Stand Alone" business plan prepared by Borrower and attached hereto as Exhibit F. The Business Plan includes the "Impact on Lenders Worksheet" setting forth the amounts to be advanced by the Lender, Heller and Sovereign pursuant to their respective credit facilities (the "SENIOR LENDER ADVANCE SCHEDULE")."

                  (m)      CASH AND CASH EQUIVALENTS. Unrestricted (i) cash;
(ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Rating Group or P-1 (or better) by Moody's Investor Service, Inc. provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

                  (n)      CLOSING DATE. The date of this Agreement.

                  (o) CODE. The Uniform Commercial Code in force in the State of Rhode Island as amended from time to time.

                  (p) COLLATERAL. Collectively, all now owned or hereafter acquired right, title and interest of Borrower, in all of the following:

                           (i)      the Inventory;

                           (ii) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Inventory;

                           (iii) Pledged Notes Receivable (including all Notes Receivable comprising the Ineligible Notes Portfolio) and all proceeds of or from them;

                           (iv) the mortgages securing such Pledged Notes Receivable and all proceeds of or from them;

                           (v) Documents, instruments, accounts, chattel paper, and general intangibles relating to the Pledged Notes Receivable, (including any relating to the Ineligible Note Portfolio) and the mortgages securing such Pledged Notes Receivable;

                           (vi)     the Land;

                           (vii)    the Additional Resort Collateral;

                           (viii)   the Silverleaf Finance I, Inc. Stock;

                           (ix)     the Standby Servicing Agreement;

                           (x)      the Standby Management Agreement;

                           (xi) all collateral under the Additional Credit Facility, the Sovereign Facility and the Existing Credit Facilities, as each such term is herein defined;

                           (xii)    the Silverleaf Finance II Stock;

                           (xiii)   the Silverleaf Finance II Subordinated Note;

                           (xiv) all books, records, reports, computer tapes, disks and software relating to the Collateral; and

                           (xv) all extensions, additions, improvements, betterments, renewals, substitutions and replacements of, for or to any of the Collateral, wherever located, together with the products, proceeds, issues, rents and profits thereof, and any replacements, additions or accessions thereto or substitutions thereof."

                  (q) COMMITMENT FEE. Collectively: (a) The commitment fee for the Existing Inventory Loan in the amount of $100,000, that has been paid by Borrower in accordance with the terms of Section 2.6(a) hereof; and (b) the commitment fee for the New Inventory Loan in the amount of $80,000, that is to be paid in accordance with the terms of Section 2.6(b) hereof.

                  (r) COMMON ELEMENTS. All common elements, including but not limited to any limited common elements, as each such common element is defined or provided for in the Declaration or other Timeshare Documents.

                  (s) DEBTOR RELIEF LAWS. Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar law, proceeding or device providing for the relief of debtors from time to time in effect and generally affecting the rights of creditors.

                  (t) DECLARATION OR DECLARATIONS. With respect to each Resort, the applicable Declaration or Declarations described on Schedule 1.1(t) attached hereto.

                  (u) DEFAULT. An event or condition the occurrence of which immediately is or, with a lapse of time, the giving of notice or both, becomes an Event of Default.

                  (v) DEFAULT RATE. The term "Default Rate" shall have the meaning ascribed to such term in the Note.

                  (w) DIVISION OR COMMISSION. The governmental authority of each state in which a Resort is located, having jurisdiction over the establishment and operation of the Resort in question and the sale of Intervals at such Resort.

                  (x) DZ FACILITY. The term "DZ Facility" shall mean that certain note purchase facility to be provided by DZ Bank AG Deutsche Zentral Genossenschaftsbank, as agent for Autobahn Funding Company, LLC ("DZ") to Borrower, on the terms outlined in the DZ Letter Agreement, dated December 12, 2001, as supplemented by that certain letter agreement by and between Borrower and DZ dated February 7, 2002, attached hereto as Exhibit G (collectively, the "DZ LETTER AGREEMENT") and evidenced by the documents listed on Schedule 1.1(x) hereto, as may hereafter be amended from time to time (the "DZ DOCUMENTS")."

                  (y) EBITDA. The term EBITDA means, with respect to any Person for any period, (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business), (ii) interest expense, (iii) depreciation and amortization and other non-cash items properly deducted in determining net income, and (iv) federal, state and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP minus (b) non-cash items properly added in determining net income, in each case for the corresponding period.

                  (z) ENVIRONMENTAL LAWS. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, as amended, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, all state and local environmental laws, rules and regulations of each state in which a Resort or any of the Land is located, as all of the foregoing legislation may be amended from time to time, and any regulations promulgated pursuant to the foregoing; together with any similar local, state or federal laws, rules, ordinances or regulations either in existence as of the date hereof, or enacted or promulgated after the date of this Agreement, that concern the management, control, storage, discharge, treatment, containment, removal and/or transport of

Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances which are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability or other tortious conduct, or any other federal, state or local statute, regulation, rule, policy, or determination pertaining to health, hygiene, the environment or environmental conditions.

                  (aa) ENVIRONMENTAL INDEMNIFICATION AGREEMENT. The term "Environmental Indemnification Agreement" shall mean the Environmental Indemnification Agreement, in the form attached as Exhibit A, to be made by the Borrower to the Lender pursuant to this Agreement, as the same may hereafter be amended from time to time.

                  (bb) EURODOLLAR BUSINESS DAY. Eurodollar Business Day shall mean any day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

                  (cc) EVENT OF DEFAULT. The term "Event of Default" shall have the meaning given to such term in Section 8.1 of this Agreement.

                  (dd) EXISTING CREDIT FACILITIES. The term "Existing Credit Facilities" shall mean singly and collectively: (i) that certain $75,000,000 credit facility provided by Lender to Borrower pursuant to that certain Amended and Restated Loan, Security and Agency Agreement dated as of April 30, 2002, as amended by Letter Amendment dated as of March 27, 2003, as further amended by First Amendment to Amended and Restated Loan, Security and Agency Agreement dated as of December 19, 2003, as further amended by Letter Amendment dated of even date herewith and as may hereafter be further amended from time to time (collectively the "TRANCHE A LOAN AGREEMENT") and (ii) that certain $71,000,000 credit facility provided by Lender to Borrower pursuant to that certain Amended and Restated Loan, Security and Agency Agreement dated as of April 30, 2002, as amended by Letter Amendment dated as of March 27, 2003, as further amended by First Amendment to Amended and Restated Loan, Security and Agency Agreement dated as of December 19, 2003, as further amended by Letter Amendment dated of even date herewith and as may hereafter be further amended from time to time (collectively the "TRANCHE B LOAN AGREEMENT").

                  (ee) EXISTING INVENTORY LOAN. The "Existing Inventory Loan" means that certain $10,000,000 credit facility provided by Lender to Borrower pursuant to the Original Loan Agreement and this Agreement and evidenced by the Existing Inventory Loan Note.

                  (ff) EXISTING INVENTORY LOAN NOTE. The term "Existing Inventory Loan Note" shall mean that certain Amended and Restated Secured Promissory Note dated April 30, 2003 made by Borrower to lender to evidence the Existing Inventory Loan in the maximum principal amount of $10,000,000, as may hereafter be amended from time to time.

                  (gg)     INTENTIONALLY OMITTED.

                  (hh)     INTENTIONALLY OMITTED.

                  (ii)     INTENTIONALLY OMITTED.

                  (jj)     INTENTIONALLY OMITTED.

                  (kk)     INTENTIONALLY OMITTED.

                  (ll)     FINAL MATURITY DATE. March 31, 2007.

                  (mm) FINANCIAL STATEMENTS. The tax returns and balance sheets and statements of income and expense of the Borrower, and the related notes and schedules delivered by Borrower to Lender prior to the Closing Date and provided for in Section 4.5(c)(xvii) of this Agreement; and the monthly, quarterly and annual financial statements and reports required to be provided to Lender pursuant to Section 7.1(h)

                  (nn)     INTENTIONALLY OMITTED.

                  (oo)     INTENTIONALLY OMITTED.

                  (pp) GAAP. Generally accepted accounting principles, applied on a consistent basis, as described in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question

                  (qq) HAZARDOUS MATERIALS. "Hazardous substances," "hazardous waste" or "hazardous constituents," "toxic substances", or "solid waste", as defined in the Environmental Laws, and any other contaminant or any material, waste or substance which is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

                  (rr) HELLER FACILITY. The term "Heller Facility" shall mean that certain credit facility provided by Heller Financial Corporation ("HELLER") to Borrower pursuant to the documents listed on Schedule 1.1 (rr) hereto, as may hereafter be amended from time to time, (the "HELLER DOCUMENTS").

                  (ss) INELIGIBLE NOTE PORTFOLIO. The term "Ineligible Note Portfolio" shall mean certain of Borrower's Notes Receivable and mortgages securing such Notes Receivable that are not currently pledged to any other Person, that are listed in Exhibit D attached hereto and that shall be held by Borrower, as agent for and on behalf of Lender, unless and until an Event of Default shall occur, in which case the Ineligible Note Portfolio shall be delivered to Lender in accordance with Section 3.7 hereof.

                  (tt) INTEREST RATE. The Interest Rate on the Existing Inventory Loan Note shall be a variable rate, adjusted as of each LIBOR Determination Date, equal to the sum of LIBOR, determined as of each LIBOR Determination Date, plus three and one-quarter percent (3.25%) per annum. The Interest Rate on the New Inventory Loan Note shall be a variable rate, adjusted as of each Prime Rate Determination Date, equal to the sum of the Prime Rate, determined as of each Prime Rate Determination Date, plus three percent (3.0%) per annum, provided, however, that at no time shall the Interest Rate on the New Inventory Loan Note be less than six percent (6.0%) per annum.

                  (uu) INTERVAL. With respect to each Resort the undivided fractional fee interval ownership interest as a tenant-in-common ((sometime referred to in the Timeshare Documents as a condoshare interest or condoshare week) in a Unit to be sold to a Purchaser by delivery of a deed for a time-share period per calendar year (or, in the case of a biennial use period, per alternate calendar year) of one week (as defined in the Declaration), together with all appurtenant rights and interests, including, without limitation, appurtenant rights in and to Common Elements, and easement, license, access and use rights in and to all Resort facilities and amenities (as described in the Declaration), all as more particularly described in the Declaration or other Timeshare Documents. Notwithstanding the foregoing, the term "Interval" shall also include, with respect to the Oak `N Spruce Resort only, the beneficial interest in the entity which owns each of the Units at the Oak `N Spruce Resort, as evidenced by the delivery to the Purchaser of any such beneficial interest of a certificate of beneficial interest for a timeshare period per calendar year (or, in the case of biennial use period, per alternate calendar year) of one week (as defined in the Oak N' Spruce Resort Declaration), together with all pertinent rights and interests, including, without limitation, a pertinent right in and to Common Elements, and easements, license, access and use rights in and to all Oak `N Spruce Resort facilities and amenities, all as more particularly described in the Declaration or other Timeshare Documents for the Oak `N Spruce Resort.

                  (vv) INTERVAL RELEASE THRESHOLD. The term "Interval Release Threshold" shall mean 110% of the Required Retail Value of the Inventory. By way of example only, if the Required Retail Value of the Inventory is $66,666,666.66, the Inventory Release Threshold will be $73,333,333.33.

                  (ww) INVENTORY. The term "Inventory" shall mean the Intervals from Eligible Resorts, fee title to which is held by the Borrower and on which Lender is granted a first mortgage lien to secure the Loan.

                  (xx) LAND. The term "Land" shall mean the real property described in Schedule 1.1 (xx) hereof.

                  (yy) LAND MORTGAGE OR LAND MORTGAGES. The term "Land Mortgage" or "Land Mortgages" shall mean singly and collectively, a properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument encumbering all of the right, title and interest of Borrower in the Land and securing the Loan.

                  (zz) LIEN. Any interest in property securing an obligation owed to, or claim by, a Person other than the owner of such property, whether such interest arises in equity or is based on the common law, statute, or contract.

                  (aaa) LIBOR. The term "LIBOR" shall mean, with respect to any LIBOR Rate Period, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth (1/16th) of one percent (1%)) reported at 11:00 a.m. London time on the first day of each LIBOR Rate Period (or if such date is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) (such date, the "LIBOR DETERMINATION DATE"), on Dow Jones Telerate Service Page 3750 (British Bankers Association Settlement Rate) as the non-reserve adjusted London

Interbank Offered Rate for U.S. dollar deposits having a ninety (90) day term (or on such other page as may replace said Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate, all as determined by Lender in its sole but good faith discretion). In the event that (i) more than one such LIBOR is provided, the average of such rates shall apply, or (ii) no such LIBOR is published, then LIBOR shall be determined from such comparable financial reporting company as Lender in its sole but good faith discretion shall determine. LIBOR for any LIBOR Rate Period shall be adjusted from time to time by increasing the rate thereof to compensate Lender for any aggregate reserve requirements (including, without limitation, all basic, supplemental, marginal and other reserve requirements and taking into account any transitional adjustments or other scheduled changes in reserve requirements during any LIBOR Rate Period) which are required to be maintained by Lender with respect to "Eurocurrency Liabilities" (as presently defined in Regulation D of the Board of Governors of the Federal Reserve System) of the same term under Regulation D, or any other regulations of a Governmental Authority having jurisdiction over Lender of similar effect.

                  (bbb) LIBOR RATE PERIOD. The term "LIBOR Rate period" shall mean each successive ninety (90) day period during the Term. The initial LIBOR Rate Period shall commence on the date of this Agreement (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day) and shall terminate on a date which is thirty days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business
Day). Each LIBOR Rate Period after the initial LIBOR Rate Period shall commence on the first Eurodollar Business Day immediately following the expiration of the immediately preceding LIBOR Rate Period and shall terminate ninety days thereafter (or if such day is not a Eurodollar Business Day, the immediately preceding Eurodollar Business Day).

                  (ccc) LOAN OR LOANS. The terms "Loan" and "Loans" mean, as the context requires, singly each loan and collectively all loans made by Lender to Borrower prior to the date hereof pursuant to the Original Loan Agreement. The term "Loan" shall also mean, as the context requires, collectively all Loans made by Lender to Borrower under this Agreement. From and after the date hereof, the Loan shall consist of the Existing Inventory Loan in the maximum amount of $10,000,000.00 and the New Inventory Loan in the maximum amount of $8,000,000.00, which amounts shall be repaid as provided in Sections 2.3 and 2.4 hereof.

                  (ddd) LOAN DOCUMENTS. Collectively, this Agreement and the following documents and instruments listed below as such agreements, documents, instruments or certificates may be amended, renewed, extended, restated or supplemented from time to time.

                           (i)      THIS AGREEMENT;

                           (ii)     THE ORIGINAL LOAN AGREEMENT;

                           (iii)    THE EXISTING INVENTORY LOAN NOTE;

                           (iv)     THE NEW INVENTORY LOAN NOTE;

                           (v)      THE ENVIRONMENTAL INDEMNIFICATION AGREEMENT;

                           (vi)     THE MORTGAGES;

                           (vii)    BORROWER'S CERTIFICATE AND REQUEST FOR
                  ADVANCE;

                           (viii)   THE MODIFICATION(S) OF MORTGAGES;

                           (ix)     THE LAND MORTGAGES;

                           (x)      THE ADDITIONAL RESORT COLLATERAL MORTGAGES;

                           (xi)     THE ADDITIONAL RESORT COLLATERAL
                                    ASSIGNMENTS;

                           (xii)    THE STOCK PLEDGE AGREEMENT;

                           (xiii)   THE STANDBY MANAGEMENT AGREEMENT ASSIGNMENT;

                           (xiv)    THE ASSIGNMENT OF MANAGEMENT AGREEMENTS;

                           (xv)     THE ASSIGNMENT OF MORTGAGES;

                           (xvi) SILVERLEAF FINANCE II STOCK AND SUBORDINATED NOTE PLEDGE AGREEMENT;

                           (xvii)   INTERCREDITOR AGREEMENT;

                           (xviii)  FINANCING STATEMENTS; UCC financing
                  statements covering the Collateral, to be filed with the Texas Secretary of State and the Secretary of State and/or such other office where UCC financing statements are filed in each state in which the Collateral is located; and

                           (xix)    OTHER ITEMS; Such other agreements,
                  documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of the Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, as such agreements, documents, instruments or certificates may be hereafter amended, renewed, extended, restated or supplemented from time to time.

                  (eee) LOAN YEAR. The period from the Closing Date through the last day of the next full twelve (12) calendar month period and each twelve
(12) calendar month period thereafter.

                  (fff) LOAN TO RETAIL VALUE RATIO. The term "Loan to Retail Value Ratio" shall mean the ratio of the outstanding principal balance of the Loan, from time to time, to the Retail Value of the Inventory. The "Loan to Retail Value Ratio" shall be 15%; provided, however, that from and after the reduction in the principal balance of the New Inventory Loan as provided in
Section 2.4(b)(ii), the Loan to Retail Value Ratio for the New Inventory Loan only shall be 11% (the Loan to Retail Value Ratio for the Existing Loan shall remain at 15%).

                  (ggg)    MANDATORY PREPAYMENT. Any prepayment required by
Section 2.4(b) of this Agreement.

                  (hhh) MARKETING AND SALES EXPENSES. Shall mean all promotion, lead generation, sales commissions and all other marketing expenses incurred or paid by Borrower pursuant to any marketing agreements or otherwise.

                  (iii) MORTGAGE OR MORTGAGES. A properly recorded, first priority mortgage, deed of trust, deed to secure debt, assignment of beneficial interest or other security instrument, as applicable, in the form attached hereto as Exhibit A (with such changes as may be necessary to comply with the law of the state in which the Inventory in question is located) executed and delivered by Borrower to Lender encumbering all of the right, title and interest of the Borrower in the Inventory and Common Elements, and related or appurtenant easement, access and use rights and benefits.

                  (jjj) MODIFICATION(S) OF MORTGAGES. Properly recorded amendment and restatement(s) or modification(s) of any existing Mortgages, in form and substance reasonably acceptable to Lender, for the purpose of securing the Loan, including the New Inventory Loan.

                  (kkk) NEGATIVE PLEDGE AGREEMENT The Negative Pledge Agreement, in the form attached as Exhibit A, made by the Borrower and each applicable Affiliate to the Lender pursuant to this Agreement, as the same may be amended from time to time.

                  (lll) NET SECURITIZATION CASH FLOW. The term "Net Securitization Cash Flow" shall mean: (i) all right, title and interest of Silverleaf Finance I, Inc., a wholly owned subsidiary of Borrower in any excess cash flow derived from the Notes Receivable sold by Silverleaf Finance I, Inc. to DZ pursuant to the DZ Documents and (ii) all right, title and interest of Silverleaf Finance II, Inc., a wholly owned subsidiary of Borrower, in any excess cash flow derived from the Notes Receivable sold by Borrower to Silverleaf Finance II, Inc. and then sold by Silverleaf Finance II, Inc. to Textron Financial Corporation, as Group Two Lender under the Silverleaf Finance II Documents.

                  (mmm) NEW INVENTORY LOAN. The term "New Inventory Loan" shall mean that certain $8,000,000.00 credit facility provided by Lender to Borrower pursuant to this Agreement and evidenced by the New Inventory Loan Note.

                  (nnn) NEW INVENTORY LOAN NOTE. The term "New Inventory Loan Note" shall mean that certain Secured Promissory Note in the form attached as Exhibit A dated as of the date hereof made by Borrower to Lender to evidence the New Inventory Loan in the maximum principal amount of $8,000,000.00, as may hereafter be amended from time to time.

                  (ooo) NOTE. Singly and collectively, the Existing Inventory Loan Note and the New Inventory Loan Note.

                  (ppp) NOTE RECEIVABLE. A promissory note executed in favor of Borrower in connection with a Purchaser's acquisition of an Interval.

                  (qqq) OBLIGATIONS. All amounts due or becoming due to Lender in respect of the Loan under any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance, loan charges, custodial fees, attorneys' and paralegals' fees and expenses and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents, and the prompt and complete payment and performance by the Borrower of all obligations, indebtedness and liabilities pursuant to this Agreement or any of the Loan Documents or otherwise

                  (rrr) OPERATING CONTRACT OR OPERATING CONTRACTS. As defined in Section 6.20.

                  (sss) OPERATING EXPENSES. Shall mean the total of all expenditures, computed in accordance with Generally Accepted Accounting Principles, of whatever kind relating to the ownership, operation, maintenance and management of the Resorts that are incurred on a regular monthly or other periodic basis, including, without limitation, utilities, ordinary and capital repairs and maintenance, insurance premiums, license fees, property taxes and assessments, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs.

                  (ttt) PERSON. An individual, partnership, corporation, limited liability company, trust, unincorporated organization, other entity, or a government or agency or political subdivision thereof.

                  (uuu) PLEDGED NOTE RECEIVABLE. Any Note Receivable that at any time has been pledged to Lender by Borrower pursuant to this Agreement or any of the other Loan Documents, including any Ineligible Note Receivable.

                  (vvv) PRIME RATE DETERMINATION DATE. The term "Prime Rate Determination Date" shall mean the first day of each month, provided, however, that if the first day of any month is not a Business Day, than the Prime Rate Determination Date for such month shall be the Business Day immediately preceding the first day of the month in question. Notwithstanding the foregoing, the initial Prime Rate Determination Date shall be the Closing Date.

                  (www) PRIME RATE. The highest prime rate of interest from time to time announced or published in the Money Rates column of the Wall Street Journal (Eastern Edition) (the "WSJ"). In the event that the prime rate established by the WSJ shall no longer be available, due to either the non existence of the WSJ or the WSJ's failure to publish a prime rate, then the Prime Rate shall be the highest prime rate published by a major money center bank selected by Lender.

                  (xxx) PROPERTY OR PROPERTIES. Any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  (yyy) PURCHASE PRICE. The total purchase price of an Interval, as approved by Lender from time to time, relating to the sale by the Borrower to a Purchaser of an Interval comprising a part of the Inventory.

                  (zzz)    PURCHASER. Any Person who purchases one or more
Intervals.

                  (aaaa) RELEASE PRICE. The term "Release Price" shall have the meaning ascribed to such term in Section 2.3(b)hereof.

                  (bbbb) RETAIL VALUE. The term "Retail Value" shall mean the fair market value of the Inventory and each Interval constituting part of the Inventory, as determined by Lender in its sole discretion.

                  (cccc) REQUIRED RETAIL VALUE. The term "Required Retail Value" shall mean the aggregate Retail Value of the Inventory, such that the ratio of the outstanding balance of the Loan, from time to time, to the aggregate Retail Value of the Inventory does not exceed the Loan to Retail Value Ratio. By way of example, if the outstanding principal balance of the Loan is $10,000,000, the Required Retail Value of the Inventory will be $66,666,666.66.

                  (dddd)) RESORT OR RESORTS (ALSO "ELIGIBLE RESORT" OR "ELIGIBLE RESORTS"). Individually and collectively, as applicable, each or all of the interval ownership and time-share projects consisting of: (i) (A) Holly Lake Ranch, Hawkins, Texas; (B) Piney Shores Resort, Conroe, Texas; (C) Lake O' The Woods, Flint, Texas; (D) Hill Country Resort, Canyon Lake, Texas; (E) Ozark Mountain Resort, Kimberling City, Missouri; (F) Holiday Hills Resort, Branson, Missouri; (G) Fox River Resort, LaSalle County, Illinois; (H) Timber Creek Resort, Jefferson County, Missouri; (I) Oak N' Spruce Resort, South Lee, Massachusetts; (J) Apple Mountain Resort, Habersham County, Georgia; (K) The Villages, Flint, Texas and (L) Silverleaf's Seaside Resort, Galveston County, Texas (also sometimes individually and collectively referred to herein as the "Existing Resorts") and (ii) subject to Lender's prior written approval and satisfaction by the Borrower of the conditions precedent set forth in Sections
3.4 and 4.5 hereof, the Additional Eligible Resorts. The term "Resort" or "Resorts" includes, among other things, the undivided annual or (biennial) timeshare ownership interests (Intervals) in the respective Resorts, and the appurtenant exclusive rights to use Units in one or more buildings or phases and all appurtenant or related properties, amenities, facilities, equipment, appliances, fixtures, easements, licenses, rights and interests, including without limitation, the Common Elements, as established by and more fully defined and described in the respective Declarations, and the other Timeshare Documents.

                  (eeee) REVENUES. The term "Revenues" shall mean all proceeds for the sale of Intervals, regardless of whether such proceeds are in the form of cash or Notes Receivables.

                  (ffff) SILVERLEAF FINANCE II DOCUMENTS. Shall mean the SPV Loan Agreement, the Developer Transfer Agreement, the Demand Notes and all other agreements or documents executed in connection with the TFC Conduit Loan, as each may be amended, restated or otherwise modified from time to time.

                  (gggg) SILVERLEAF FINANCE II STOCK. Shall mean all equity interests in Silverleaf Finance II, Inc., all documents, certificates or instruments representing any of the foregoing and all cash, securities, dividends, rights and other property at any time received or receivable in respect of or in exchange for the foregoing, and all proceeds of the foregoing.

                  (hhhh) SILVERLEAF FINANCE II SUBORDINATED NOTE. Shall mean the Subordinated Note, dated as of December 19, 2003, payable by SPV to the order of Silverleaf Resorts, Inc., and any other promissory note issued in replacement or restatement thereof, or otherwise issued to evidence SPV's obligation to pay the deferred purchase price of Receivables under the Developer Transfer Agreement which is part of the Silverleaf Finance II Documents, in each case as amended or otherwise modified from time to time, and all proceeds of the foregoing.

                  (iiii) SILVERLEAF FINANCE II STOCK AND SUBORDINATED NOTE PLEDGE AGREEMENT. Shall mean the agreement previously executed by Borrower, pursuant to which the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note is pledged to Lender, as security for the Loan.

                  (jjjj) SOVEREIGN FACILITY. The term "Sovereign Facility" shall mean that certain credit facility provided by Sovereign to Borrower pursuant to the documents listed on Schedule 1.1 (jjjj) hereto (the "SOVEREIGN DOCUMENTS).

                  (kkkk) SPV. Shall mean Silverleaf Finance II, Inc., a Delaware corporation.

                  (llll) SPV ASSETS. Shall mean all assets sold or conveyed by Borrower to the SPV pursuant to the Silverleaf Finance II Documents.

                  (mmmm) SPV SUBORDINATION AGREEMENT. Shall mean that certain Subordination Agreement relating to TFC's interest in the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note, dated as of December 19, 2003 by and among Textron Financial Corporation, in its capacity as Lender and in its capacity as lender under the Group Two Documents (as such term is defined in the SPV Subordination Agreement), as may be amended, restated or modified from time to time."

                  (nnnn) STANDBY MANAGER. Shall mean the Person selected by Borrower, and acceptable to Lender, in its sole discretion, to act as standby manager of Borrower's Resorts in accordance with this Agreement. Lender hereby approves J&J Limited, Inc. as the initial Standby Manager.

                  (oooo) STANDBY MANAGEMENT AGREEMENT. Shall mean the agreement that has been entered into between the Standby Manager and Borrower providing for the management of Borrower's business and the Resorts on the occurrence of an Event of Default hereunder.

                  (pppp) STANDBY MANAGEMENT AGREEMENT ASSIGNMENT. Shall mean the assignment by Borrower to Lender of all of Borrower's rights under the Standby Management Agreement

                  (qqqq) STOCK PLEDGE AGREEMENT. Shall mean the agreement previously delivered by Borrower, pursuant to which all issued and outstanding shares of Silverleaf Finance I, Inc.'s capital stock and all right, title and interest in such shares, all certificates, instruments or other documents evidencing or representing the same and all dividends and distributions therefrom, including dividends and distributions paid in stock (the "SILVERLEAF FINANCE I, INC. STOCK") are pledged to Lender as security for the Loan.

                  (rrrr) SURVEY. A plat or survey of the Resort prepared by a licensed surveyor acceptable to Lender and in a form acceptable to Lender.

                  (ssss) TANGIBLE NET WORTH. Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as (i) the consolidated net worth of such Person and its consolidated subsidiaries, plus
(ii) to the extent not otherwise included in such consolidated net worth, unsecured subordinated debt of such Person and its consolidated subsidiaries, the terms and conditions of which are reasonably satisfactory to Lender, minus
(iii) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent allocations, licenses and rights in any of the foregoing and other items treated as intangible in accordance with GAAP. Notwithstanding the foregoing, if subsequent to the Effective Date deferred sales are no longer considered an asset under GAAP, Lender agrees, at the request of Borrower, to determine, in its reasonable discretion, whether deferred sales should continue to be considered an asset for purposes of determining Borrower's Tangible Net Worth.

                  (tttt)   INTENTIONALLY OMITTED.

                  (uuuu) TERM. A period of 3 years from the Closing Date, plus the number of days from the Closing Date to the end of the month in which the Closing Date occurs.

                  (vvvv) TERM SHEET. Singly and collectively: (i) the term sheet issued by Lender with respect to the Existing Inventory Loan, as amended by the term sheet dated March 28, 2001, issued by Lender with respect to the Existing Inventory Loan, and (ii) the Commitment Letter dated February 17, 2004 issued by Lender with respect to the New Inventory Loan, copies of each are attached hereto as Schedule 1.1(vvvv).

                  (wwww) TFC CONDUIT LOAN. Shall mean that certain loan facility provided by Textron Financial Corporation to SPV in accordance with the terms of the Silverleaf Finance II Documents.

                  (xxxx) TIMESHARE ACT. Any statute, act, regulation, ordinance, rule or law applicable to the establishment and operation of the Resorts and the sales of the Intervals.

                  (yyyy) TIMESHARE DOCUMENTS. Any registration statement required under any Timeshare Act approving the establishment and operation of the Resorts and the sales of Intervals.

                  (zzzz) TIMESHARE OWNERS' ASSOCIATION. With respect to each Resort, the Silverleaf Club, a Texas non-profit corporation, and the applicable not-for-profit corporations described on Schedule 1.1(zzzz).

                  (aaaaa) TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by Borrower and its subsidiaries during such period on all indebtedness of Borrower and its subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, or any synthetic lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

                  (bbbbb) UCC FINANCING STATEMENTS. The UCC-1 Financing Statements, naming the Borrower as debtor and the Lender as secured party, heretofore or hereafter filed in connection with the Loan and all amendments thereto.

                  (ccccc) UNIT. With respect to each Resort, one living unit in a building incorporated into the Resort pursuant to the Declaration, together with all related or appurtenant Common Elements and related or appurtenant interests in services, easements and other rights or benefits, as described and provided for in the Declaration, including but not limited to the right to use the Resort amenities and facilities in accordance with the Timeshare Documents.

                              SECTION 2 -- THE LOAN

         2.1 REVOLVING LOAN AND LENDING LIMITS. Upon the terms and subject to the conditions set forth in this Agreement, including but not limited to
Section 2.8 hereof, the Lender shall make Advances to the Borrower, and the Borrower may borrow, repay and reborrow during the Revolving Loan Period, as such term is hereafter defined, principal under the Existing Inventory Loan and the New Inventory Loan in an amount not to exceed at any time in the aggregate the lesser of: (i) the Loan to Retail Value Ratio of the Required Retail Value of the Inventory or (ii) $18,000,000.00 (such amount being the aggregate principal amount of the Existing Inventory Loan and the New Inventory Loan), as reduced as set forth in Section 2.4(b)(ii) hereof. Borrower acknowledges and agrees that Lender may make Advances from the Existing Inventory Loan and/or the New Inventory Loan in such manner and amount as Lender may determine in its sole discretion. The Revolving Loan Period shall be the period during the Term in which the Borrower may borrower, repay and reborrow Advances and shall terminate in all respects on March 31, 2006. Borrower's right to receive Advances hereunder shall also be subject to the terms and conditions set forth in that certain Second Amended and Restated Intercreditor Agreement between Lender, Heller, Borrower and Sovereign dated of even date herewith, as amended hereafter (the "INTERCREDITOR AGREEMENT"). Notwithstanding anything herein to the contrary, Borrower acknowledges, confirms and agrees that it shall not be entitled to receive, nor shall Lender be required to make, any Advance if and to the extent that Borrower has failed to substantially adhere to the Business Plan, including the Senior Lender Advance Schedule, as determined by Lender in its sole and absolute discretion.

         2.2 INTEREST RATE. From and after the Closing Date, (i) with respect to the Existing Inventory Loan, the aggregate principal balance of all Advances made with respect to the Existing Inventory Loan shall bear interest at a rate equal to the Interest Rate applicable to the Existing Inventory Loan; and
(ii) with respect to the New Inventory Loan, the aggregate principal balance of all Advances made with respect to the New Inventory Loan shall bear interest at the Interest Rate applicable to the New Inventory Loan. The aggregate principal amount of all Advances, that are outstanding from time to time, will bear interest at a rate equal to the applicable Interest Rate. Each Advance shall bear interest at the applicable Interest Rate as of Lender's wiring of funds through Lender's receipt of repayment of the Loan (if received by Lender later than 12 noon, Eastern Standard Time, then interest accrual shall be through the next Business Day following such receipt). Immediately upon the occurrence of an Event of Default and after the Final Maturity Date (if the Loan is not paid in full on the Final Maturity Date), at Lender's election in its sole discretion, the Loan will bear interest at the Default Rate.

         2.3 PAYMENTS. The Borrower agrees punctually to pay or cause to be paid to the Lender, all principal and interest due under the Note in respect of the Loan made by the Lender hereunder. The Borrower shall make the following payments on the Loan:

                  (a) MONTHLY PAYMENTS. The Borrower shall pay to the Lender, on the first day of each month during the Term, commencing on April 1, 2004, interest on the outstanding principal balance of the Loan, from time to time, at the applicable Interest Rate. Lender shall apply each such payment in the following order: (i) to the payment of all costs or expenses incurred by the Lender pursuant to this Agreement in creating, maintaining, protecting or enforcing the Liens in and to the Collateral and in collecting any amount due to Lender in connection with the Loan; (ii) to any interest accrued at the Default Rate; (iii) to the payment of accrued and unpaid interest at the applicable Interest Rate; and (iv) to the reduction of the principal balance of the Existing Inventory Loan and the New Inventory Loan in such order and manner as Lender may determine in its sole discretion. If the amount of the funds received by Lender with respect to any month is insufficient to pay in full all amounts due from Borrower to Lender under this Agreement, Borrower shall pay the difference to Lender on or before the fifth (5th) day after notice from Lender to Borrower advising Borrower of such insufficiency.

                  (b) INTERVAL RELEASE PRICE PAYMENTS. Prior to the release by Lender of any Interval from the Collateral in accordance with Section 2.10 hereof, the Borrower shall pay to the Lender an amount equal to the greater of:
(i) $1,600.00 for each such Interval, or (ii) an amount necessary to fully repay the Loan upon sale of 75% of the Inventory (the "RELEASE PRICE"), which payment shall be applied by Lender in accordance with Section 3(a); provided, however, that if the Retail Value of the Inventory, as determined by the Lender, is equal to or greater than the Interval Release Threshold, the Borrower shall not be required to pay a Release Payment with respect to the release of any Interval for so long as the Retail Value of the Inventory equals or exceeds the Interval Release Threshold.

                  (c) FINAL PAYMENT. The entire outstanding principal amount of the Loan together with all other Obligations shall be paid in full by not later than the Final Maturity Date.

         2.4      PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. Borrower may not voluntarily prepay the Loan, in whole or in part, except that: (i) provided that no Event of Default shall have occurred and be continuing and (ii) Borrower pays the Release Price in accordance with Section 2.3(b) hereof, then at any time during the Term of the Loan, the Loan may be prepaid in part in connection with any prepayment which arises from release of any Interval from the Collateral, subject to
Section 2.10 hereof.

                  (b)      MANDATORY PREPAYMENTS.

                           (i) If at any time and for any reason, the outstanding unpaid principal balance of the Loan shall exceed the amount which satisfies the Loan to Retail Value Ratio, then, within five (5) Business Days following Borrower's receipt of telecopied notice from Lender of the occurrence of such excess or, absent such telecopied notice, within fifteen
                  (15) days after the end of the calendar month in which such excess occurred, Borrower shall either: (x) prepay the principal balance of the Loan in an amount equal to the difference between the aggregate principal amount of the Loan and the amount necessary to comply with the Loan to Retail Value Ratio of the Inventory or (y) Borrower shall grant to Lender a first mortgage Lien on additional Intervals from Eligible Resorts so that the Retail Value of the Inventory, including such additional Intervals, equals or exceeds the Required Retail Value of the Inventory and the Loan to Retail Value Ratio is satisfied. In granting to Lender a first mortgage lien on such additional Intervals, Borrower shall comply with the document delivery and recordation requirements set forth in Section 4 of this Agreement and Borrower shall deliver to Lender its written certification that the Retail Value of the Inventory, including such additional Intervals, is equal to or greater than the Required Retail Value and satisfies the Loan to Retail Value Ratio. If Borrower elects to prepay the excess principal balance of the Loan pursuant to this Section (i) above, no prepayment premium shall be payable in connection with such prepayment.

                           (ii) On or before August 31, 2004, Borrower shall prepay the sum of $2,000,000 on the New Inventory Loan so that the outstanding principal balance of the New Inventory Loan (and Lender's commitment to make Advances under the New Inventory Loan) shall be reduced to $6,000,000.00. From and after August 31, 2004, the maximum amount available for Advances under the New Inventory Loan shall be $6,000,000.00 and the maximum aggregate principal amount under the Existing Inventory Loan and the New Inventory Loan shall be $16,000,000, subject to Section 2.1 hereof.

                  (c) PREMIUMS. Notwithstanding anything herein contained to the contrary, any prepayment under this Section 2.4 must include all accrued but unpaid interest, and accrued but unpaid contributions, taxes, insurance, loan charges custodial fees, attorneys' and paralegals' fees and expenses, amounts due pursuant to Section 2.5 hereof as a result of a Funding Loss and other fees or expenses incurred by Lender or advanced to or on behalf of Borrower by Lender pursuant to any of the Loan Documents accrued but unpaid.

                  (d) USE OF PROGRAM RESERVE ACCOUNT WITHDRAWALS AND SURPLUS UNDER THE TFC CONDUIT LOAN. To the extent that funds are made available to SPV from the Program Reserve Account in accordance with Section 5.1(e) of the Loan and Security Agreement which is part of the Silverleaf Finance II Documents, to the extent permitted by law and the Silverleaf Finance II Documents, Borrower shall cause SPV to distribute such funds to Borrower and Borrower shall make payment in the amount of such distribution to Lender and Sovereign to be applied in the order set forth in that certain Intercreditor Agreement between Lender, Heller and Sovereign dated of even date herewith. To the extent that Borrower receives any distributions from the SPV in respect of any Surplus Payments, as such term is defined in the Silverleaf Finance II Documents, such funds shall be used by Borrower strictly to fund Operating Expenses in accordance with the Business Plan and for no other reason, without Lender's prior written consent.

         2.5 PAYMENT OF FUNDING LOSSES AND OTHER AMOUNTS RELATING TO LIBOR CONTRACT, ETC.

                  (a) Funding Losses: Breaking of LIBOR contract, Change in Law, Etc. Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's reinvestment rate and the interest rate thereon) (collectively, "FUNDING LOSSES") sustained by Lender: (i) if the Loan, or any portion hereof, is prepaid for any reason whatsoever on any date other than the Final Maturity Date (including, without limitation, from condemnation or insurance proceeds); (ii) upon the conversion of the interest rate on the Loan to an interest rate based on the Prime Rate in accordance with Section (b) hereof; (iii) as a consequence of the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction; (iv) as a consequence of the breaking of any LIBOR contract and/or (v) any other set of circumstances not attributable to Lender's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay any other amounts due and owing under this Agreement or any other Loan Documents.

                  (b) Conversion to Interest Rate Based on Prime Rate. If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that dollar deposits in an amount approximately equal to the then outstanding principal balance of the Loan are not generally available at such time in the London Interbank Market for deposits in Eurodollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining the Interest Rate based on LIBOR, or of funding the same in such market for such Interest Accrual Period, due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR, (iv) that the Interest Rate based on LIBOR would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, or (v) any LIBOR contract is broken as a result of the sale in bulk of Inventory relating to the Resorts by Borrower, Lender shall so notify Borrower and, as of the date of such notification with respect to an event described in clauses (ii), (iv) or (v) above, or as of the expiration of the applicable LIBOR Rate Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three and one-quarter percent (3.25%) per annum, which new rate shall apply until such time as the situations described above are no longer in effect, or as otherwise provided herein; provided, however, if the situation described in clause (ii) above occurs, (x) Borrower shall have the option, to be exercised by written notice to Lender, to pay to Lender (in the manner reasonably required by Lender) for such increased cost of maintaining the Interest Rate based on LIBOR, and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three and one-quarter percent (3.25%) per annum, and interest shall continue to accrue on the remaining portion at the Interest Rate based on LIBOR.

                  (c) Back-Up Interest Rate Based on Prime Rate. If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain the Interest Rate based on LIBOR with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then, (i) the Loan (or such portion of the Loan) shall, with respect to Lender, thereafter bear interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three and one-quarter percent (3.25%) per annum (unless the Default Rate shall be applicable), and (ii) Borrower shall pay to Lender the amount of Funding Losses (if any) incurred in connection with such conversion. The accrual of interest shall accrue at a rate equal to the Prime Rate plus a sufficient spread so that the resulting per annum interest rate is approximately equal to what the rate would have been based on LIBOR plus three and one-quarter percent (3.25%) per annum, which new rate shall continue until such date, if any, as the situation described in this Section (c) is no longer in effect.

                  (d) Capital Adequacy Events, Etc. If Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including, but not limited to, any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or Lender's holding company, as the case may be, to a level below that which Lender or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender's or its holding company, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "CAPITAL ADEQUACY EVENTS"), then, upon demand by Lender, Borrower shall pay to Lender on behalf of any such Lender, from time to time, such additional amount or amounts as will compensate Lender for any such reduction suffered.

                  (e) Payment of Amounts Due under Section 2.5. Any amount payable by Borrower under Section (a) or (d) hereof shall be paid to Lender within five (5) days of receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Section (a) or (d) hereof and of the amount to be paid under this Section (e) as a result thereof; provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section (e) as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section (e) shall constitute additional interest hereunder and shall be secured by this Agreement and the other Loan Documents."

         2.6      COMMITMENT FEE.

                  (a) EXISTING INVENTORY LOAN COMMITMENT FEE. Borrower acknowledges and agrees that a Commitment Fee of $100,000 was due and payable exclusively to Lender in connection with the Existing Inventory Loan and Lender acknowledges receipt and payment of such Commitment Fee.

                  (b) NEW INVENTORY LOAN COMMITMENT FEE. Borrower acknowledges and agrees that a Commitment Fee of $80,000 shall be due and payable exclusively to Lender in connection with the New Inventory Loan, and that such Commitment shall be payable by Borrower to Lender on the date of the initial Advance of the New Inventory Loan.

         2.7      LOAN TERM. The term of the Loan shall terminate on March 31,
2007.

         2.8 MAXIMUM OBLIGATION OF LENDER UNDER THE LOAN, THE EXISTING CREDIT FACILITY AND THE ADDITIONAL CREDIT FACILITY. Borrower acknowledges, agrees and confirms that notwithstanding anything to the contrary herein, in any other Loan Document or in any document evidencing or securing the Existing Inventory Loan, the New Inventory Loan, the Existing Credit Facilities or the Additional Credit Facility, Lender shall not be obligated to fund any Advance hereunder, which when taken together with the Loans or Advances made by Lender, on its own behalf as Lender (and as opposed to Advances required to be made by Lender's participants and co-lenders under the Existing Credit Facilities), to the Borrower under this Agreement, the Original Loan Agreement, the Existing Credit Facilities and the Additional Credit Facility, would cause the aggregate amount of such Loans and Advances by Lender, on its own behalf, to Borrower to exceed a maximum aggregate amount of: (i) prior to August 31, 2004-$56,996,300 and (ii) after August 31,2004 and prior to the Final Maturity Date-$54,996,300.

         2.9      SUSPENSION OF ADVANCES.

                  (a) Suspension of Sales. If any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction shall be issued limiting or otherwise materially adversely affecting any Interval sales activities, other business operations in respect of the Resorts, or the enforcement of the remedies of the Lender hereunder, then, in such event, the Lender shall have no obligation to make any Advances hereunder: (i) in respect of Intervals which are the subject of any stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been issued until the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction has been lifted or released to the satisfaction of the Lender and (ii) in respect of Intervals at any Resort if: (x) the stay, order, cease and desist order, injunction, temporary restraining order or similar judicial or nonjudicial sanction in question has not been lifted or released to the satisfaction of the Lender within sixty (60) days of its issuance and (y) there is a reduction in the total number of sales of Intervals by the Borrower in any Loan Year of more than twenty percent (20%) from the total number of sales of Intervals in the immediately preceding Loan Year.

                  (b) Change in Control. If there shall occur a change, singly or in the aggregate, of more than fifty percent (50%) of the executive management of Borrower as described in Schedule 2.9(b) hereto, Lender shall have no obligation to make any Advances hereunder, unless within thirty (30) days prior thereto Borrower provides Lender with written information setting forth the replacement executive management personnel of Borrower together with a description of those Persons' experience, ability and reputation, and Lender, acting in good faith, determines that the replacement management personnel's experience, ability and reputation is equal to or greater than that of Borrower as set forth on Schedule 2.9(b). Notwithstanding the foregoing, the makeup of the Borrower's Board of Directors may be altered in accordance with the Bond Holder Exchange Documents, provided that Lender shall have no obligation to make any Advances hereunder if more than two (2) of the five (5) Board of Directors' positions are controlled by the Bond Holders.

                  (c) Failure to Adhere to Business Plan/Default or Event of Default. Lender shall not be obligated to fund any Advance hereunder if: (i) Borrower shall fail to substantially adhere to the Business Plan (including the Senior Lender Advance Schedule) as determined by Lender in its sole and absolute discretion or (ii) a Default or Event of Default shall have occurred and be continuing.

         2.10 RELEASE OF INTERVALS FROM INVENTORY. Upon written request of the Borrower, and provided that no Event of Default shall have occurred and be continuing hereunder, Lender shall release from the Collateral, one or more Intervals subject to the following conditions: (i) payment by Borrower to Lender at the time of such release of the Release Price for each such Interval and (ii) the remaining Collateral satisfies the Required Retail Value.

         2.11 LIMITATIONS ON ADVANCES WITH RESPECT TO OAK N' SPRUCE RESORT. Notwithstanding anything herein to the contrary, the Lender shall be under no obligation to make Advances in respect of Intervals from Oak N' Spruce Resort if any such Advance, together with any prior Advances made under this Loan Agreement, the Original Loan Agreement, the Additional Credit Facility and/or the Existing Credit Facilities, would exceed, in the aggregate, $32,000,000.00, subject to Section 4.5(c)(xvi).

               SECTION 3 -- COLLATERAL GRANT OF SECURITY INTEREST

         3.1 GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender a continuing first priority security interest in and to the Collateral (other than as set forth below). To further secure the payment and performance of the Obligations, Borrower shall also execute and deliver to Lender: (i) the Land Mortgages, granting Lender a first priority mortgage lien on the Land and (ii) the Additional Resort Collateral Mortgages granting Lender a first priority mortgage lien on that portion of the Additional Resort Collateral consisting of real property. To further secure the payment and performance of the Obligations, Borrower shall further execute and deliver to Lender: (1) the Additional Resort Collateral Assignments granting Lender a first priority security interest on that portion of the Additional Resort Collateral consisting of personal property; (2) the Stock Pledge Agreement granting Lender a first priority security interest in the Silverleaf Finance I, Inc. Stock; (3) the Amended Standby Management Agreement Assignment, assigning to Lender, all of Borrower's right, title and interest in the

Amended Standby Management Agreement; and (4) the Silverleaf Finance II Stock and Subordinated Note Pledge Agreement granting Lender a junior and subordinate security interest in the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note, subject to the terms and conditions set forth in the SPV Subordination Agreement.

         Notwithstanding anything herein to the contrary, Borrower acknowledges and agrees as follows:

         The Loan shall be secured by:

         (i)      a first priority security interest in the Inventory;

         (ii) a second priority security interest in the Silverleaf Finance I, Inc. Stock and the Additional Resort Collateral, subject only to the first priority security interest securing the Term Loan Component of the Additional Credit Facility and the Existing Credit Facilities and a subordinate security interest in the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note subject to the security interest securing the Term Loan Component of the Additional Credit Facility and the Existing Credit Facilities and subject to the terms and conditions set forth in the SPV Subordination Agreement; and

         (iii) a second priority security interest in all Notes Receivable and the Ineligible Note Portfolio and the mortgages securing the same, subject only to the first priority security interest securing the revolving loan component of the Additional Credit Facility, the Existing Credit Facilities and the Sovereign Facility.

         In addition to the foregoing, Borrower acknowledges, agrees and confirms that the security interest granted to Lender, in all other Collateral to secure the Loan, including the Land, the Standby Management Agreement and the other collateral securing the Sovereign Facility, the Additional Credit Facility and the Existing Credit Facilities shall be equal in priority as between the Loan, the Additional Credit Facility and the Existing Credit Facilities and, with respect to the collateral securing the Sovereign Facility, the Additional Credit Facility and the Existing Credit Facilities, subject only to the security interests securing such facilities. For purposes hereof, the reference to "collateral securing the Sovereign Facility" shall mean the Notes Receivable and related mortgages exclusively assigned to Sovereign in connection with an advance under its loan documents.

         3.2 FINANCING STATEMENTS. Borrower agrees, at its own expense, to execute the financing statements provided for by the Code together with any and all other instruments or documents and take such other action as may be required to perfect and to continue the perfection of Lender's security interests in the Collateral and, unless prohibited by law, Borrower hereby authorizes Lender to execute and file any such financing statements on the Borrower's behalf.

         3.3 INSURANCE. Borrower shall maintain insurance coverage on the Resorts and the Collateral in accordance with Section 7.1(d) hereof.

         3.4 SUBSTITUTION OF INVENTORY. Lender agrees that Borrower may, from time to time during the Term hereof, replace any Interval or Intervals by granting to Lender a first mortgage Lien on a new Interval or Intervals owned by the Borrower at an Eligible Resort. In granting to Lender a first mortgage Lien on any such new Interval or Intervals, Borrower shall comply with the document delivery and recordation requirements set forth in Section 4 of this Agreement and Borrower shall deliver to Lender its written certification that the Retail Value of the Inventory after any such substitution, is equal to or greater than the Required Retail Value and satisfies the Loan to Value Ratio. In connection with any such replacement of Inventory under this Section 3.4 or Section 2.4(b) hereof, Borrower may propose to Lender that one or more additional time-share plans and projects owned and operated by Borrower be included among the Eligible Resorts . Any such proposal will be in writing, and will be accompanied or supported by the due diligence and supporting Borrower, Affiliate, project, financial and related information identified in Section 4 hereto, and such other information as Lender may require. Borrower will reasonably cooperate with Lender's underwriting and due diligence, and Borrower will be responsible for payment upon billing for Lender's out-of-pocket expenses in connection therewith. Subject to Lender's satisfactory underwriting and due diligence review, including satisfaction of the conditions in Section 4 and Section 5 hereof as they relate to such additional time-share resorts, Lender may, but shall not be required to, approve one or more such additional time-share resorts, including future phases or condominiums in an Existing Eligible Resort, as an Eligible Resort. Subject in each instance to Lender's acceptable underwriting and due diligence review, and Lender's prior written approval, any project as may be approved by Lender after the Closing Date, if any, is hereinafter referred to singly as an "ADDITIONAL ELIGIBLE RESORT" and collectively as the "ADDITIONAL ELIGIBLE RESORTS."

         3.5 CROSS COLLATERALIZATION. The Collateral also secures the Obligations of Borrower under the Additional Credit Facility and the Existing Credit Facilities. Upon repayment of this Loan and the satisfaction by Borrower of all of the Obligations, the Collateral shall continue to secure the Additional Credit Facility and the Existing Credit Facilities, as provided in the documents evidencing and securing the Additional Credit Facility and the Existing Credit Facilities. Borrower further acknowledges and agrees that upon repayment in full of the Sovereign Facility, Lender's security interest in the collateral securing such facility shall automatically become a first priority security interest for securing the Borrower's Obligations hereunder and under the Additional Credit Facility and the Existing Credit Facilities and Borrower shall take such steps as Lender may request to deliver such collateral to Lender and to confirm Lender's first priority security interest therein. Notwithstanding the foregoing: (a) when the term loan component of the Additional Credit Facility and the Existing Credit Facilities and the Loan are paid in full, the Additional Resort Collateral shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Additional Resort Collateral is also released from any lien granted to Sovereign pursuant to the Sovereign Documents; and (b) when both the term loan component of the Additional Credit Facility and the Existing Credit Facilities and the Loan are paid in full, the Silverleaf Finance I, Inc., Stock shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Silverleaf Finance I, Inc., Stock is also released from any lien granted to Sovereign pursuant to Sovereign Documents; (c) when the Term Loan Component, the Revolving Loan Component and the Loan are paid in full, the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note shall be released from the Lien of the security interest granted to Lender hereunder provided: (i) an Event of Default has not occurred; and (ii) the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note are also released from any lien granted to Sovereign pursuant to the Sovereign Documents.

         3.6      INTENTIONALLY OMITTED.

         3.7 SECURITY INTEREST IN ALL PLEDGED NOTES RECEIVABLE. Lender shall have a continuing security interest in all of the Pledged Notes Receivable, including all Notes Receivable in the Ineligible Note Portfolio and any Notes Receivable pledged to Sovereign and Lender may collect all payments made under or in respect of all such Notes Receivable, including, without limitation, Eligible Notes Receivable that are or may become ineligible, until any of the same may be released by Lender, if at all, pursuant to Section 12.10 of the Tranche A Loan Agreement or Section 7.2(a) below. Notwithstanding anything heretofore to the contrary, unless and until an Event of Default shall occur, Borrower, as agent for and on behalf of Lender, shall retain possession of and collect all payments under or in respect of all Notes Receivable in the Ineligible Note Portfolio. By executing this Agreement, Borrower acknowledges and agrees that it is holding such Notes Receivable as bailee and agent for Lender. Borrower shall hold and designate such Notes Receivable in a manner that clearly indicates that they are being held by Borrower as bailee on behalf of Lender. Upon the occurrence of an Event of Default, Borrower shall promptly deliver to Lender, for itself and as agent for Sovereign, all original Notes Receivable comprising the Ineligible Note Portfolio and to the extent not previously delivered to Lender, the documents listed in Section 5.1(b) of the Tranche A Loan Agreement and with respect thereto and after such Event of Default Lender shall have the right to collect all proceeds therefrom and apply the same to payment of the Obligations as set forth in Section 2.3(a) hereof.

         To perfect the security interest of Lender in the Ineligible Note Portfolio, Borrower agrees, subject to Lender's prior approval, to execute and cause to be filed, at Borrower's sole cost and expense, UCC-1 financing statement(s) with the appropriate state and local governmental authorities as requested by Lender. Borrower also shall execute and deliver in escrow to Lender, for itself and as agent on behalf of Sovereign, an assignment of Mortgages (the "ASSIGNMENT(S) OF MORTGAGES") and as approved by Lender and Sovereign at their sole and absolute discretion, assigning equally to Lender and Sovereign all of Borrower's rights, title and interests in each and all of the Mortgages relating to the Notes Receivable in the Ineligible Note Portfolio. Borrower further agrees to promptly execute and deliver modifications or additional Assignments of Mortgages requested by Lender and Sovereign in order to continue the security interests of Lender and Sovereign in the Ineligible Note Portfolio. Borrower acknowledges and agrees that upon an Event of Default, Lender, or a designee as designated by Lender and Sovereign pursuant to the terms of the Intercreditor Agreement, shall have the right to automatically record, at Borrower's sole cost and expense, all such Assignments of Mortgages executed by Borrower and delivered to Lender in accordance with the terms of this Section 3.7.

                SECTION 4 -- CONDITIONS PRECEDENT TO THE CLOSING

         4.1 CONDITIONS PRECEDENT. The obligation of Lender to enter into this Agreement and to fund the initial Advance shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

                  (a) REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

                  (b) NO PROHIBITED ACTS. Borrower shall not have taken any action or permitted any condition to exist that would have been prohibited by any provision of this Agreement or the Loan Documents.

                  (c) NO CHANGES. That all information and documents heretofore delivered by Borrower to Lender with respect to the Existing Resorts, including information and documents delivered in connection with the Existing Credit Facilities and/or the Additional Resort Facility, remain true and correct in all respects.

                  (d) APPROVAL OF DOCUMENTS PRIOR TO CLOSING DATE. Borrower has delivered to Lender (with copies to Lender's counsel), at least fifteen (15) Business Days prior to the Closing Date, and Lender has reviewed and approved, at least five (5) Business Days prior to the Closing Date, the form and content of all of the items specified in Section 4.1(d)(i) through (vi) below (the "SUBMISSIONS"). Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund the Loan or any Advance. Under no circumstances shall Lender's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Person responsible for preparing a Submission ("PREPARER") and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language: "THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

                           (i) A certificate in the form attached as Exhibit A, to be dated as of the Closing Date and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections (a), (b) and (c) above are true;

                           (i) Copies of any amendments to the articles of incorporation of Borrower not previously delivered to the Lender, certified to be true and complete by Borrower and the Secretary of State of the State of Texas and a current certificate of good standing for Borrower, and copies of any amendments to the by-laws of Borrower not previously delivered to the Lender, certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

                           (iii) a certificate of the Secretary of the Borrower certifying the adoption by the Board of Directors of the Borrower of a resolution authorizing Borrower to enter into and execute this Agreement, the Note, and the other Loan Documents, to borrow the Loan from Lender, and to grant to Lender a first priority security interest in and to the Collateral;

                           (iv) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign the Agreement, the Note and the other Loan Document; and

                           (v) Copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower not previously delivered to the Lender.

                           (vi) Commitment to issue Mortgagee Title Policies (as defined below) from the Title Company.

                  (e) EXECUTION AND DELIVERY OF LOAN DOCUMENTS. Borrower shall have executed and/or delivered to Lender, on or before the Closing Date, to the extent not previously executed and delivered, the following Loan
Documents:

                           (i)      THIS AGREEMENT.

                           (ii)     EXISTING INVENTORY LOAN NOTE.

                           (iii) NEW INVENTORY LOAN NOTE. In the form attached hereto as Exhibit A.

                           (iv)     ADDITIONAL RESORT COLLATERAL MORTGAGES.

                           (v)      ADDITIONAL RESORT COLLATERAL ASSIGNMENTS.

                           (vi) STOCK PLEDGE AGREEMENT. Together with delivery of all original stock certificates indorsed to Agent, as agent for each Lender and Sovereign.

                           (vii) ENVIRONMENTAL INDEMNIFICATION AGREEMENT. In the form attached hereto as Exhibit A.

                           (viii)   LAND MORTGAGES.

                           (ix) INTERCREDITOR AGREEMENT. Borrower, Heller and Sovereign shall have executed and delivered to Lender, on or before the date hereof, the Amended and Restated Intercreditor Agreement, in the form attached hereto as Exhibit C.

                           (x) MORTGAGES. In the form attached hereto as Exhibit A.

                           (xi)     MODIFICATION(S) OF MORTGAGES.

                           (xii) FINANCING STATEMENTS. Original UCC financing statements covering the Collateral, filed with the Secretary of State of Texas and with the appropriate jurisdiction in which filing is required to perfect a security interest in the Collateral.

                           (xiii)   STANDBY MANAGEMENT AGREEMENT ASSIGNMENT.

                           (xiv) ASSIGNMENT OF MANAGEMENT AGREEMENTS. In the form attached hereto as Exhibit A.

                           (xv) SILVERLEAF FINANCE II STOCK AND SUBORDINATE NOTE PLEDGE AGREEMENT.

                           (xvi) BORROWER'S CERTIFICATE AND REQUEST FOR ADVANCE. In the form attached hereto as Exhibit B.

                           (xvii)   OTHER ITEMS. Such other agreements,
                  documents, instruments, certificates and materials as Lender may request to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein.

                  (f) HELLER FACILITY MODIFICATION. On or before the Closing Date, Borrower shall deliver to Lender, evidence satisfactory to Lender, that the Heller Facility has been modified as set forth in the Term Sheet applicable to the New Inventory Loan and in a manner acceptable to Lender in its sole and absolute discretion and Lender has been provided with true, correct and complete copy of all of the executed modifications to the Heller Documents.

                  (g) PHYSICAL INSPECTION. Lender shall be satisfied with its physical inspection of the Resorts.

                  (h) UCC SEARCH. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first or second, as applicable, and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that Lender does not have a first or second, as applicable, and prior perfected lien and security interest covering any portion of the Collateral.

                  (i) LITIGATION SEARCH. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Resorts, any portion of the Collateral, Borrower, or any Affiliates of Borrower (each a "MATERIAL PARTY"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if it determines that any such litigation is pending.

                  (j) OPINION OF COUNSEL. An opinion or opinions of Borrower's Counsel in form and substance acceptable to Lender.

                  (k) LAND MORTGAGES, MORTGAGES AND/OR MODIFICATION(S) OF MORTGAGES. Borrower shall have executed and delivered to Lender, on or before the Closing Date, the Land Mortgages, the Mortgages and the Modification(s) of Mortgages, each of which shall be in form and substance acceptable to Lender, and each of which shall be in recordable form.

                  (j)      INTENTIONALLY OMITTED.

                  (m) RECORDING OF LAND MORTGAGES, MORTGAGES AND/OR MODIFICATION(S) TO MORTGAGES. The Land Mortgages, the Mortgages and the Modification(s) of Mortgages shall have been duly recorded in the applicable land records for each state in which the Land is located.

                  (n)      TITLE INSURANCE COMMITMENT. Subject to Section 4.5(c)
(xvi) and Section 5.2(e), a commitment to issue Mortgagee Title Policies from the Title Company for each Interval constituting part of the Inventory

                  (o)      INTENTIONALLY OMITTED.

         4.2 CLOSING DATE ADVANCE. In the event that Borrower desires Lender to make an Advance on the Closing Date, then, in addition to all of the conditions precedent set forth in this Section 4, Borrower shall have complied with all of the requirements of Section 5 below at least five (5) Business Days prior to the Closing Date.

         4.3 EXPENSES. Borrower shall have paid all fees and expenses required to be paid pursuant to this Agreement. Lender shall have no obligation to fund the Loan or make the initial Advance or any subsequent Advance unless
(a) the amount of the Loan together with any moneys paid by Borrower is sufficient to satisfy all fees and expenses required to be paid pursuant to this Agreement, and (b) the proceeds of the Advance will not be used for any of the uses set forth in Section 6.11(b).

         4.4 PROCEEDINGS SATISFACTORY. Borrower shall execute all of the Loan Documents approved by Lender on the Closing Date, and all actions taken in connection with the execution or delivery of the Loan Documents, and all documents and papers relating thereto, shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as Lender or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its counsel.

         4.5 CONDITIONS PRECEDENT TO FUNDING OF ADVANCES WITH RESPECT TO ADDITIONAL ELIGIBLE RESORTS. As provided in Section 3.4 hereof, Borrower may propose to Lender that Lender approve one or more additional timeshare plans for inclusion hereunder as an Additional Eligible Resort in respect of which Intervals may be accepted as part of the Inventory and Advances may be made. The obligation of Lender to fund any Advance with respect to any Interval from an Additional Resort shall be subject to the satisfaction of each of the following conditions precedent, in addition to all of the conditions precedent set forth elsewhere in the Loan Documents:

         (a) Representations, Warranties, Covenants and Agreements. The representations and warranties contained in the Loan Documents are and shall be true and correct in all respects, and all covenants and agreements have been complied with and correct in all respects, and all covenants and agreements to have been complied with and performed by Borrower shall have been fully complied with and performed to the satisfaction of Lender.

         (b) No Prohibited Acts. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any provision of the Loan Documents.

         (c) Approval of Documents Prior to Advance. Borrower has delivered or caused to be delivered to Lender (with copies to Lender's counsel, at least fifteen (15) Business Days prior to the date of each such Advance), and Lender has reviewed and approved, at least five (5) Business Days prior to such date, the form and content of all of the items specified in each of the Submissions required pursuant to this Section 4.5. Lender shall have the right to review and approve any changes to the form of any of the Submissions. If Lender disapproves of any changes to any of the Submissions, Lender shall have the right to require Borrower either to cure or correct the defect objected to by Lender or to elect not to fund the Loan or any Advance with respect to any such Interval. Under no circumstances shall Lender's failure to approve or disapprove a change to any of the Submissions be deemed to be an approval of such Submissions. All of the Submissions were and shall be prepared at Borrower's sole cost and expense, unless expressly stated to be an obligation and expense of Lender. Lender shall have the right of prior approval of any Preparer and may disapprove any Preparer in its sole discretion, for any reason, including without limitation, that Lender believes that the experience, skill, reputation or other aspect of the Preparer is unsatisfactory in any respect. All Submissions required pursuant to this Agreement shall be addressed to Lender and include the following language:
"THE UNDERSIGNED ACKNOWLEDGES THAT TEXTRON FINANCIAL CORPORATION IS RELYING ON THE WITHIN INFORMATION IN CONNECTION WITH ITS DETERMINATION TO MAKE A LOAN TO SILVERLEAF RESORTS, INC. IN CONNECTION WITH THE SUBJECT COLLATERAL."

         (i) a certificate in the form attached as Exhibit A, to be dated as of the date of each such Advance and signed by the president, vice president, or secretary of the Borrower, certifying that the conditions specified in Sections (a) and
                  (b) above are true;

         (ii) copies of the articles of incorporation of Borrower, together with any amendments thereto certified to be true and complete by Borrower and the Secretary of State of the State of Texas, a current certificate of good standing for Borrower issued by the Secretary of State of the State of Texas, a current certificate of authority to conduct business issued by the secretary of state in each state in which the Borrower conducts business, and copies of the by-laws of Borrower certified to be true, correct and complete by the secretary or assistant secretary of Borrower;

         (iii) a Survey for each Additional Eligible Resort for which a mortgage lien is being granted to the Lender on Intervals in connection with the Advance in question;

         (iv) a certificate of the secretary or assistant secretary of Borrower certifying the adoption by the board of directors thereof, respectively, of a resolution authorizing the addition of the Resort in question as an Additional Eligible Resort and to authorize Borrower to enter into, execute and deliver any Documents in connection therewith;

         (v) a certificate of the secretary or assistant secretary of Borrower certifying the incumbency, and verifying the authenticity of the signatures, of the specified officers of Borrower authorized to sign all documents required in connection with such Additional Eligible Resort as required pursuant to this Section 4.5;

         (vi) an inspection report or reports covering each Additional Eligible Resort for which a mortgage lien is being granted to the Lender on Intervals in connection with the Advance in question, including without limitation all real property and personal property subject to the Declaration and all adjacent property, confirming:

                           (1) the absence of Hazardous Materials on the personal property and real property comprising each such Additional Eligible Resort;

                           (2) that the inspection firm has obtained, reviewed and included within its report a CERCLIS printout from the Environmental Protection Agency (the "EPA"), statements from the EPA and other applicable state and local authorities and a Phase I Environmental Audit, all of which information shall confirm that there are no known or suspected Hazardous Materials located at, used or stored on, or transported to or from each such Additional Eligible Resort or in such proximity thereto as to create a material risk of contamination of each such Additional Eligible Resort;

         (vii) evidence that Borrower is maintaining all policies of insurance required by and in accordance with Section 7.1(d) hereof, including copies of the most current paid insurance premium invoices;

         (viii) evidence that Borrower and the Timeshare Documents for each Additional Eligible Resort for which a mortgage lien is being granted to the Lender on Intervals in connection with the Advance in question are in compliance with all applicable laws in connection with its sales of Intervals, including without limitation, the Timeshare Acts;

         (ix) a current preliminary title report or certificate of title for each Additional Eligible Resort for which a mortgage lien is being granted to the Lender on Intervals in connection with the Advance in question, with copies of all title exceptions;

         (x) copies of all applicable governmental permits, approvals, consents, licenses, and certificates for the establishment of each Additional Eligible Resort for which a mortgage lien is being granted to the Lender on Intervals in connection with the Advance in question as timeshare projects in accordance with the applicable Timeshare Act, and for the occupancy and intended use and operation of each such Additional Eligible Resort, including the Units, including a letter certification from Borrower regarding zoning classification and compliance, letters or other satisfactory evidence from utility companies, governmental entities or other persons confirming that water, sewer (sanitary and storm), electricity, solid waste disposal, telephone, police, fire and rescue services are being provided to each Resort, and any business licenses necessary for operation of each such Additional Eligible Resort;

         (xi) certified true, correct and complete copies of all of the Timeshare Documents for each Additional Eligible Resort for which a mortgage lien is being granted to Lender on Intervals in connection with the Advance in question;

         (xii) evidence satisfactory to Lender that all taxes and assessments owed by or for which Borrower is responsible for collection have been paid, including but not limited to sales taxes, room occupancy taxes, payroll taxes, personal property taxes, excise taxes, intangibles taxes, real property taxes, and income taxes, and any assessments related to each Additional Eligible Resort for which a mortgage lien is being granted to Lender on Intervals in connection with the Advance in question and copies of the most current paid tax bills for each such Additional Eligible Resort evidencing that each such Additional Eligible Resort have been segregated from all other property on the applicable municipal taxrolls;

         (xiii) written confirmation from an architect covering each Additional Eligible Resort for which a mortgage lien is being granted to Lender on Intervals in connection with the Advance in question as to the physical condition of the improvements at each such Additional Eligible Resort, including that soil conditions are sufficient to support all existing and any contemplated improvements to the real property; which written confirmation shall be in form and substance reasonably acceptable to the Lender. Each architect rendering such written confirmation shall be licensed as an architect in the state of Texas;

         (xiv) such credit references on Borrower as Lender deems necessary in its sole discretion;

         (xv) copies or other evidence of all loans to Borrower from any officers, shareholders, or Affiliates of Borrower, if any;

         (xvi) a commitment to issue Mortgagee Title Policies from the Title Company for each Interval constituting part of the Inventory. Notwithstanding anything heretofore to the contrary, until such time as deeded Intervals are permitted under local law governing the Oak N' Spruce Resort, Lender agrees that Borrower shall not be required to provide such a commitment or a Mortgagee Title Insurance Policy with respect to the Oak `N Spruce Resort in order to qualify any such Resort as an Additional Eligible Resort, provided, however, that under no circumstance shall the portion of Loan secured by Intervals from the Oak N' Spruce Resort exceed $1,000,000.00 in the aggregate. Notwithstanding anything heretofore to the contrary, if any claim, lien, encumbrance, charge or other matter arises with respect to any Interval or Intervals which constitutes part of the Collateral pursuant to this Agreement and for which Borrower has not provided a Mortgagee Title Policy, then, in such event:

                           (a) The Interval in question shall cease to constitute Inventory and the Borrower immediately shall either replace the Mortgage with respect to the Interval in question with a Mortgage on an Interval acceptable to Lender in its sole discretion or make a Mandatory Prepayment as provided in Section 2.4(b)(i) hereof; and

                           (b) The Resort at which the Interval in question is located shall cease to be an Additional Eligible Resort, unless and until the Borrower shall cure any such claim, lien, encumbrance, charge or other matter to the satisfaction of the Lender. Furthermore, any and all further requests for Advances in respect of Intervals from the Resort in question must thereafter be accompanied by satisfactory Mortgagee Title Policies;

         (xvii)   the Financial Statements;

         (xviii) to the extent not previously delivered pursuant to the Additional Credit Facility, the Existing Credit Facility or hereunder, Borrower will execute, or cause to be executed with respect to each Additional Eligible Resort, a Negative Pledge, Borrower's Affidavit with Respect to the Additional Eligible Resorts and an Environmental Indemnification Agreement, each in the form attached hereto as Exhibit A;

         (xix) with respect to any improvements, including any Units, constructed at a Resort within the twenty-four month period prior to the approval of any Additional Eligible Resort, Borrower shall also deliver to Lender, for its approval, such documents and instruments as Lender may reasonably request in connection with such newly constructed improvements, including, without limitation, copies of building permits, plans and specifications construction and architectural contracts, title insurance insuring over, among other things, mechanics liens, certificates of occupancy and satisfactory evidence of the completion of such improvements;

         (xx) such other documents, instruments, agreements, tests, reports and inspections as the Lender may require with respect to the Borrower or any applicable Affiliate, the Loan or any Resort, including any Additional Eligible Resort; and

         (xxi) Upon request of the Lender, Borrower shall deliver to the Lender evidence, satisfactory to the Lender, that there is no material litigation, written complaint, suit, action, written claim or written charge pending against the Borrower or any Affiliate with any court or with any governmental authority with respect to the Resort, the Timeshare Documents, any Interval, or any marketing, offer or sale of any Interval.

         (d) Physical Inspection. Lender shall be satisfied with its physical inspection of the Additional Eligible Resorts.

         (e) UCC Search. Lender shall have obtained, at Borrower's cost, such searches of the applicable public records as it deems necessary under all applicable law to verify that it has a first and prior perfected Lien and security interest covering all of the Collateral. Lender shall not be obligated to fund any Advance if Lender determines that it does not have a first and prior perfected lien and security interest covering any portion of the Collateral.

         (f) Litigation Search. Lender shall have obtained, at Borrower's cost, an independent search to verify that there are no bankruptcy, foreclosure actions or other material litigation or judgments pending or outstanding against the Additional Eligible Resorts, any portion of the Collateral, Borrower, or any Affiliate, (each a "MATERIAL PARTY"). The term "other material litigation" as used herein shall not include matters in which (i) a Material Party is plaintiff and no counterclaim is pending or (ii) which Lender determines, in its sole discretion exercised in good faith, are immaterial due to settlement, insurance coverage, frivolity, or amount or nature of claim. Lender shall not be obligated to fund any Advance if it determines that any such litigation is pending.

         (g) Opinions of Borrower's Counsel. Borrower shall deliver to Lender, for the benefit of Lender, at Borrower's sole cost and expense, such opinions of counsel, including counsel admitted in each state in which each Additional Eligible Resort is located, as to such matters with respect to the Borrower and each Additional Eligible Resort as Lender may request, and in form and substance acceptable to Lender in its sole discretion.

         (h) Funding Procedure. Borrower shall have complied to Lender's satisfaction with each of the conditions precedent to funding of any Advance set forth in Section 5 hereof.

         (i) Management of Resort. Borrower shall provide evidence satisfactory to Lender that Borrower, or an Affiliate, is the manager or operator of each Resort, pursuant to a written management or operating agreement, in form and substance satisfactory to Lender, which with respect to all Resorts shall have a term which shall expire no earlier April 1, 2009. Borrower agrees to provide an estoppel letter, in form and substance acceptable to Lender, from the applicable Timeshare Owner's Association.

         (j) Other Items. Such other agreements, documents, instruments, certificates and materials as Lender may request to determine the acceptability of any such Additional Eligible Resort, to evidence the Obligations; to evidence and perfect the rights and Liens and security interests of Lender contemplated by the Loan Documents, and to effectuate the transactions contemplated herein, including, without limitation, true copies of all Resort Documents for each such Additional Eligible Resort, all Timeshare Documents and operating and management contracts and agreements, evidence of with the applicable Timeshare Act and other applicable laws, evidence of all required governmental licenses and permits; title searches; title commitments or policies, including. Complete and legible copies of each title exception, engineering, environmental and soil reports, evidence of compliance with all applicable zoning and building codes; each of which shall be satisfactory to Lender in its sole and absolute discretion.

         4.6 EFFECTIVENESS. Notwithstanding anything herein to the contrary, Lender's obligation to make Advances of the New Inventory Loan shall not become effective unless and until:

                  (a) Lender receives the modifications of the Heller Documents, each of which shall be in form and substance acceptable to Lender in its sole discretion;

                  (b) Lender receives evidence, satisfactory to it in its sole discretion, that Heller has released all of its security interests in the Land, the Inventory, the Additional Resort Collateral and in all other collateral securing the Sovereign Facility, the Additional Credit Facility, the Existing Credit Facilities and this Loan;

                  (c) Sovereign and Heller have executed and delivered the Intercreditor Agreement in form and substance acceptable to Lender in its sole discretion;

                  (d) Lender has received the opinions of Borrower's counsel, in form and substance satisfactory to Lender in its sole discretion;

                  (e) Lender has received title policies or title commitments, in form and substance and issued by companies acceptable to Lender in its sole discretion, insuring the Mortgages as a first priority Lien on the Intervals, subject only to those matters as are approved by Lender in its sole discretion; and

                  (f) No Default or Event of Default has occurred under this Agreement, the Heller Documents, the DZ Documents, the TFC Conduit Loan, the Sovereign documents or the documents evidencing and securing the Additional Credit Facility or the Existing Credit Facilities.

                         SECTION 5 -- FUNDING PROCEDURE

         The obligation of Lender to make any Advance, shall be subject to the satisfaction of all of the following conditions precedent:

         5.1      REQUESTS FOR ADVANCES. Each request for an Advance shall:

                  (a) be in writing in form attached hereto as Exhibit B and shall certify the amount of the then-current Loan to Retail Value Ratio, specify the principal amount of the Advance requested and designate the account to which the proceeds of such Advance are to be transferred;

                  (b) state that the representations and warranties of the Borrower contained in the Agreement and any closing or funding related certifications are true and correct as of the date of the request and, after giving effect to the making of such requested Advance, will be true and correct as of the date on which the requested Advance is to be made;

                  (c) state that no Default or Event of Default exists as of the date of the request and, after giving effect to the making of the requested Advance, no Default or Event of Default would exist as of the date on which the requested Advance is to be made;

                  (d)      be delivered to the office of Lender at least five
(5) Business Days prior to the date of the requested Advance; and

                  (e) be signed by a principal financial officer of the Borrower.

         5.2 LOAN DOCUMENTS/COLLATERAL. Not less than five (5) Business Days prior to the date of any Advance, the Borrower shall have:

                  (a) delivered to Lender a list of all Intervals which are to be the subject of such requested Advance, together with such additional information as Lender may require;

                  (b) delivered to Lender (or, if Lender shall so instruct, a designee appointed by Lender in writing), to the extent available, (a) the original or certified copies of any deed or beneficial interest certificate, or other documents evidencing conveyance of the Interval in question to the Borrower, (b) a copy of any title policy received by the Borrower in connection with its acquisition of the Interval in question, and (c) original or true copies of any purchase contract (including addenda) or other agreements entered into by the Borrower with any person with respect to the sale by the Borrower to any Purchaser of the Interval in question;

                  (c) delivered to Lender a duly executed Mortgage or Mortgages granting to Lender a first mortgage lien on the Inventory;

                  (d) original UCC financing statements covering the Collateral, filed with the Secretary of State of Texas and the Secretary of State of each state in which the Collateral is located; and

                  (e) subject to Section 4.5(c)(xvi) hereof, delivered to Lender, with respect to each Interval constituting a part of the Inventory, a commitment for a mortgagee's title insurance policy showing that the Mortgage in respect of such Interval insuring in favor of Lender the first priority Lien of such Mortgage in the amount of the Advance to be made in respect of such Interval (or in case of any Modification(s) to Mortgage, an endorsement to the existing mortgagee's title insurance policy endorsing said policy to reflect such Modification(s) of Mortgage), with a satisfactory title insurance policy to be issued within a reasonable time following the requested Advance.

                  The Mortgages to Lender shall each have been duly recorded in the applicable land records which are described in Schedule A hereof. The mortgagee's title insurance policies shall be in form and substance satisfactory to Lender and shall be issued by a title insurance company satisfactory to Lender (the "TITLE COMPANY"), and name Lender as the insured party therein. The funding of the Advance, delivery of the Collateral and issuance of the title insurance policy, and recording of the mortgages or any releases may, in Lender's discretion, be effected by way of an escrow arrangement with the Title Company or other fiduciary, the form and substance of which shall be satisfactory to Lender.

         5.3 OTHER CONDITIONS. In addition to the other conditions set forth in this Agreement, the making of the initial or any subsequent Advance shall be subject to the satisfaction of the following conditions:

                  (a) no Default or Event of Default shall exist immediately prior to the making of such requested Advance or, after giving effect thereto, immediately after the making of such requested Advance;

                  (b) each agreement required to have been executed and delivered in connection with any prior Advance shall be consistent with the terms of this Agreement and shall be in full force and effect;

                  (c) the date on which such requested Advance is to be made shall be a Business Day;

                  (d) Borrower shall have delivered to Lender a certification showing the Retail Value of each Interval and Lender shall be satisfied with the Retail Value of each Interval in its sole discretion. The dollar amount of the requested Advance shall be based on the Retail Value of the Intervals on which the Lender is being granted a Mortgage;

                  (e) Not more than one Advance shall have previously been made in the same calendar month in which such requested Advance is to be made, unless Lender, in its sole discretion, agrees to make an additional Advance during such calendar month;

                  (f) Such requested Advance shall be in a principal amount of not less than $50,000.00, unless Lender, in its sole discretion, agrees to make an Advance in an amount less than $50,000.00;

                  (g) Lender shall have determined that the requested Advance does not exceed the total amount of the Loan to Retail Value Ratio, based on the Retail Value of the Inventory on which Lender has been granted a first mortgage lien; and

                  (h) If Lender shall so require, Lender shall have received an executed Closing Protection Letter issued by the Title Company, which shall be reasonably acceptable to Lender.

         5.4 EXPENSES. The Borrower shall have paid all fees and expenses required to be paid by Borrower pursuant to this Agreement in connection with such requested Advance or any conditions related thereto.

         5.5 PROCEEDINGS SATISFACTORY. All actions taken in connection with such requested Advance and all documents and papers relating thereto shall be satisfactory to Lender and its counsel. Lender and its counsel shall have received copies of such documents and papers as the Lender or such counsel may reasonably request in connection with such requested Advance, all in form and substance reasonably satisfactory to the Lender and its counsel.

               SECTION 6 -- GENERAL REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         6.1 Organization, Standing, Qualification. Borrower (a) is a duly organized and validly existing Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and (b) as all requisite power, corporate or otherwise, to conduct its business and to execute and deliver, and to perform its obligations under, the Loan Documents.

         6.2      AUTHORIZATION, ENFORCEABILITY, ETC.

                  (a) The execution, delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary corporate action by Borrower and does not and will not (i) violate any provision of the certificate or articles of incorporation of Borrower, bylaws of Borrower, or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which Borrower is a party or is subject; (ii) result in, or require the creation or imposition of, any Lien upon or with respect to any asset of Borrower other than Liens in favor of Lender; or
(iii) result in a breach of, or constitute a default by Borrower under, any indenture, loan or credit agreement or any other agreement, document, instrument or certificate to which Borrower is a party or by which it or any of its assets are bound or affected.

                  (b) No approval, authorization, order, license, permit, franchise or consent of, or registration, declaration, qualification or filing with, any governmental authority or other Person, including without limitation, the Division or the Timeshare Owners' Association is required in connection with the execution, delivery and performance by Borrower of any of the Loan Documents.

                  (c) The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

                  (d) Borrower has good and marketable title to the Collateral, free and clear of any lien, security interest, charge or encumbrance except for the security interests created by this Agreement or any Loan Document or otherwise created in favor of Lender or those specifically consented to in writing by the Lender. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender hereunder.

                  (e) The execution and delivery of the Loan Documents, the filing of the UCC-1's with the office of the secretary of state of the state in which the applicable Resort is located and the Mortgages in the official records of the county in which the applicable Resort is located, create in favor of Lender a valid and perfected continuing first priority security interest in the Collateral. The Collateral shall secure the full payment and performance of the Obligations.

                  (f) The Mortgages constitute and will constitute valid and enforceable first and prior liens and security interests on the Inventory.

                  (g) The Loan documents are in full force and effect, are and will be valid and binding obligations of the respective makers in favor of Lender, and the Borrower further warrants and guarantees the value, quantity, sound condition, grade and quality of the Inventory and rights, properties, easements and interests appurtenant or related thereto.

                  (h) Lender shall not be required to take, and the Borrower has taken any and all required steps to protect Lender's security interest in the Collateral (other than maintaining possession of the portion of the Collateral constituting instruments); and Lender is not or shall not be required to collect or realize upon the Collateral or any distribution of interest or principal, nor shall loss of, or damage to, the Collateral release the Borrower from any of the Obligations.

         6.3 FINANCIAL STATEMENTS AND BUSINESS CONDITION. The Weekly Flash Reports, the Monthly Financial Reports for the first nine (9) months of the calendar year 2003 and the Alternative Financial Models dated November 13, 2003, are, to the best of Borrower's knowledge, accurate and fairly represent the financial condition of the Borrower for the periods in question, subject to the written qualifications set forth therein. To the best of Borrower's knowledge, there are no material liabilities, direct or indirect, fixed or contingent, of Borrower, except as disclosed to Lender in writing.

         6.4 TAXES. In accordance with the requirements set forth in the Declaration, Borrower represents and warrants that Borrower or Timeshare Owners' Association, as required, has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other taxes and assessments against the Resort and the Collateral; and Borrower knows of no basis for any additional taxes or assessments against the Resorts or the Collateral. Borrower or the Timeshare Owners' Association, as the case may be, has filed all tax returns required to have been filed by it and has paid or will pay prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties thereon, and all other taxes which are payable by it to the extent the same have become due and payable. Borrower has paid or will have paid in full, prior to delinquency, all ad valorem taxes and other assessments against that portion of the Additional Resort Collateral constituting real property and against the Land, and Borrower knows of no basis for any additional taxes or assessments against the Land or other such real property.

         6.5 TITLE TO PROPERTIES: PRIOR LIENS. Borrower has good and marketable title to all of the Collateral, and to all unsold Units and Intervals at each Resort, and all rights, properties and benefits appurtenant to or benefiting them. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any portion of any Resort or any portion or all the Collateral and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. Other than the Liens granted in favor of Lender and Sovereign, the Liens granted to secure the Additional Credit Facility and the Existing Credit Facilities and the Liens described in Schedule 6.5 hereto, there are no liens or encumbrances against the Collateral, or against any Resort.

         6.6 SUBSIDIARIES. Borrower has no subsidiaries or Affiliates which have any involvement or interest in any Resort in any way. None of the Affiliates of Borrower are parties to any proxies, voting trusts, shareholders agreements or similar arrangements pursuant to which voting authority, rights or discretion with respect to the Borrower is vested in any other Person.

         6.7 LITIGATION, PROCEEDINGS, ETC. Except for those matters identified in Schedule 6.7 hereto, there are no actions, suits, proceedings, orders or injunctions pending or threatened against or affecting Borrower, the Resort or the Timeshare Owners' Association at law or in equity, or before or by any governmental authority or other tribunal, which (a) could have a material adverse effect on Borrower or (b) relate to the Loan or which could have a material effect on the Collateral or the Resort. Borrower has received no notice from any court, governmental authority or other tribunal alleging that Borrower or the Resort have violated the Timeshare Act, any of the rules or regulations thereunder, the Declaration or any other applicable laws, agreements or arrangements that could have any material effect on the Loan, the Collateral or the Resorts.

         6.8 LICENSES, PERMITS, ETC. The Borrower, the Resorts, the Timeshare Owners' Associations or Borrower's Affiliates, including, but not limited to, Silverleaf Club, Inc., involved in the operations of the Resorts, and, to the best of Borrower's knowledge after diligent inquiry, other Persons involved in the operations of the Resorts, possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on its or their business as now being conducted, without any known conflict with the rights of others and, with respect to the Borrower, the Resorts and the Timeshare Owners' Associations, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as provided for by this Agreement. Borrower has all permits, licenses and consents for the ownership and use of the Land.

         6.9 ENVIRONMENTAL MATTERS. Except as otherwise noted on Schedule 6.9: (a) neither the Land, any portion of the Additional Resort Collateral consisting of real property or any Resort contains any Hazardous Materials, (b) no Hazardous Materials are used or stored at or transported to or from the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property, (c) neither Borrower nor the Resorts nor any manager thereof or to Borrower's knowledge, the Timeshare Owners' Associations, have received notice from any governmental agency, entity or other Person with regard to Hazardous Materials on, under or affecting any Resort, the Land or any portion of the Additional Resort Collateral consisting of real property, and (d) neither Borrower nor the Resorts, the Land or any portion of the Additional Resort Collateral consisting of real property, nor any portion thereof, nor to Borrower's knowledge after diligent inquiry, the Timeshare Owners' Associations, are in violation of any Environmental Laws.

         6.10 FULL DISCLOSURE. No information, exhibit or written report or the content of any schedule furnished by or on behalf of Borrower to Lender in connection with the Loan or the Resorts contains any material misstatement of fact or omits the statement of a material fact necessary to make the statement contained herein or therein not misleading. Borrower knows of no fact or condition which will prevent the sale of Intervals to Purchasers or prevent the operation of the Resorts in accordance with the Declarations and related public offering statements, and in accordance with applicable law, or prevent Borrower's performing its Obligations pursuant to the Loan Documents.

         6.11 USE OF PROCEEDS/MARGIN STOCK. (a) The proceeds of the Loan, the Heller Loan, the Sovereign Loan, the DZ Facility and any cash dividend or other cash distribution Borrower receives from Silverleaf Finance I, Inc. or Silverleaf Finance II, Inc. have been used and will be used strictly in accordance with the Business Plan and for no other purpose and (b) none of the proceeds of the Loan will be used to purchase or carry any "margin stock" (as defined under Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time), and no portion of the proceeds of the Loan will be extended to others for the purpose of purchasing or carrying margin stock. None of the transactions contemplated in the Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11.

         6.12     COMPLIANCE WITH LAW. The Borrower

                  (a) is not in violation, nor are any of its Resorts, or the business operations in respect of any of the Resorts, or to the Borrower's knowledge after diligent inquiry, the Timeshare Owners' Association, in violation, of the Timeshare Act, or any laws, ordinances, governmental rules or regulations of any state in which a Resort is located, any political subdivision of said states or any other jurisdiction to which the Borrower or the Resorts, or the business operations conducted in respect of the Resorts, or the Timeshare Owners' Association, are subject; and

                  (b) has not failed, nor have the Resorts or, to Borrower's knowledge, the Timeshare Owners' Associations failed, to obtain any consents or joinders, or any approvals, licenses, permits, franchises or other governmental authorizations, or to make or cause to be made any filings, submissions, registrations or declarations with any government or agency or department thereof, necessary to the establishment, ownership or operation of the Resorts or any of Borrower's Properties, or to the conduct of Borrower's business, including, without limitation, the operation of the Resorts and the sale, or offering for sale, of Intervals therein; which violation or failure to obtain or register materially adversely affects the Borrower, the Resorts or the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower or the Resorts. The Borrower has, to the extent required by its activities and businesses, and the operations of the Resorts, fully complied with (1) all of the applicable provisions of (a) the Consumer Credit Protection Act; (b) Regulation Z of the Federal Reserve Board; (c) the Equal Credit Opportunity Act; (d) Regulation B of the Federal Reserve Board; (e) the Federal Trade Commission's 3-day cooling-off Rule for Door-to-Door Sales; (f) Section 5 of the Federal Trade Commission Act; (g) the Interstate Land Sales Full Disclosure Act ("ILSA"); (h) federal postal laws; (i) applicable state and federal securities laws; (j) applicable usury laws; (k) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (l) applicable real estate sales licensing, disclosure, reporting and escrow laws; (m) the Americans With Disabilities Act and related accessibility guidelines ("ADA"); (n) the Real Estate Settlement Procedures Act ("RESPA"); (o) all amendments to and rules and regulations promulgated under the foregoing acts or laws; and (p) other applicable federal statutes and the rules and regulations promulgated thereunder; and (2) all of the applicable provisions of the Timeshare Acts, any law or laws of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

         6.13 DEFAULTS. Borrower has no knowledge of any Default or Event of Default not disclosed to Lender in writing except for the specified events of default under the forbearance agreement between Borrower and Heller or the forbearance agreement between Borrower and Sovereign, Borrower has no knowledge of any default or event of default under the Heller

Documents or the Sovereign Documents, except as disclosed to Lender in writing, and neither Heller nor Sovereign has accelerated any loan obligation of Borrower on account of any such specified default or event of default.

         6.14 RESTRICTIONS OF BORROWER. Except for this Agreement and the Loan Documents, the Tranche A Loan Documents, the Tranche B Loan Documents, the Tranche C Loan Documents, the Sovereign Documents, the DZ Documents or the Silverleaf Finance II Documents, the Borrower will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness or prohibits Borrower's execution of or compliance with the terms of this Agreement, the other Loan Documents, the Tranche A Loan Documents, the Tranche B Loan Documents, the Tranche C Loan Documents, the Heller Documents, the Bond Holder Exchange Documents, the Sovereign Documents the DZ Facility Documents or the Silverleaf Finance II Documents. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien except in favor of Lender as provided herein, and, with respect to the Land, the Additional Resort Collateral, the Silverleaf Finance I. Inc., Stock and the Ineligible Notes Receivable, the Silverleaf Finance II Subordinated Note and the Silverleaf Finance II Stock, in favor of Sovereign and Lender, as applicable.

         6.15 BROKER'S FEES. Borrower and Lender represent to each other that neither of them has made any commitment or taken any action which will result in a claim for any brokers', finders' or other similar fees or commitments with respect to the transactions described in the Agreement. The Borrower agrees to indemnify Lender and save and hold Lender harmless from all claims of any Person for any broker's or finder's fee or commission, and this indemnity shall include reasonable attorneys' fees and legal expenses.

         6.16 DEFERRED COMPENSATION PLANS. The Borrower has no pension, profit sharing or other compensatory or similar plan (herein called a "Plan") providing for a program of deferred compensation for any employee or officer. No fact or situation, including but not limited to, any "Reportable Event," as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974 as the same may be amended from time to time ("Pension Reform Act"), exists or will exist in connection with any Plan of the Borrower which might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or cause the appointment by the appropriate United States District Court of a Trustee to administer any such Plan. No "Prohibited Transaction" within the meaning of Section 406 of the Pension Reform Act exists or will exist upon the execution and delivery of the Agreement or the performance by the parties hereto of their respective duties and obligations hereunder. The Borrower will (1) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in Sections 302 through 305 of the Pension Reform Act with respect to each of its Plans; (2) promptly, after the filing thereof, furnish to the Lender copies of each annual report required to be filed pursuant to Section 103 of the Pension Reform Act in connection with each Plan for each Plan Year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (3) notify the Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the

Plan; and (4) notify the Lender of any "Prohibited Transaction" as that term is defined in Section 406 of the Pension Reform Act. The Borrower will not (a) engage in any Prohibited Transaction or (b) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of the Borrower pursuant to Section 4068 of the Pension Reform Act.

         6.17 LABOR RELATIONS. The employees of the Borrower are not a party to any collective bargaining agreement with the Borrower, and, to the best knowledge of the Borrower and its officers, there are no material grievances, disputes or controversies with any union or any other organization of the Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         6.18     RESORT.

                  (a) TIMESHARE PLAN. Each Resort has been established and dedicated, and is and will remain, a time-share plan and project in full compliance with all applicable laws and regulations, including without limitation, the Timeshare Act.

                  (b) ACCESS. Each Resort has direct access to a publicly dedicated road and all roadways inside each Resort are subject to an access and use easement or other dedication or provision that benefits and will continue to benefit all Purchasers.

                  (c) UTILITIES. Electric, sanitary and stormwater sewer, telephone, water facilities and other necessary utilities are available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility services have been obtained and duly recorded, and inure to the benefit of each Resort and each Timeshare Owners' Association.

                  (d) AMENITIES. Each Purchaser of an Interval has and will have access to and the full use and enjoyment of all of the Common Elements and public utilities of the Resort in which such interval is located, all in accordance with the Declaration and Timeshare Documents.

                  (e) CONSTRUCTION. All costs arising from the construction or acquisition of any Units and any other improvements and the purchase of any fixtures or equipment, inventory, furnishings or other personalty located in, at, or on the Resorts have been paid or will be paid when due.

                  (f) SALE OF INTERVALS. The marketing, sale, offering of sale, rental, solicitation of Purchasers or, if applicable, lessees, and financing of Intervals in the Resort (1) do not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law; (2) do not violate the Timeshare Act or any land sales or consumer protection law, statute or regulation of state or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur; and (3) do not violate any consumer credit or usury statute of state or any other state or jurisdiction in which a Purchaser resides or in which sales or solicitation activities occur. All marketing and sales activities are performed by employees of Borrower, all of whom are and shall be properly licensed in accordance with applicable laws.

                  (g) TANGIBLE PROPERTY. Except for specific items which may be owned by independent contractors, the machinery, equipment, fixtures, tools and supplies used in connection with the Resort, including without limitation, with respect to the operations and maintenance of the Common Elements, are owned either by the Borrower or the applicable Timeshare Owners' Association.

                  (h) OPERATING CONTRACTS. Borrower has entered into the contracts, agreements, and arrangements necessary for the operation of the Resorts, including but not limited to those with respect to utilities, maintenance, management, services, marketing and sales (hereinbelow defined as "Operating Contracts").

         6.19 TIMESHARE REGIME REPORTS. The Borrower has furnished to the Lender true and correct copies of the Timeshare Documents listed on Schedule 6.19, which consist of all those placed on file by the Borrower with the Divisions or any federal, state or local regulatory or recording agencies, offices or departments. All such filings and/or recordations, and all joinders and consents necessary in order to establish the plan in respect of the Resorts, including without limitation, the Units, Intervals, and all appurtenant Common Elements, and all related use and access rights, have been done or obtained and all laws, regulations and statutes, and all agreements or arrangements, in connection therewith have been complied with.

         6.20 OPERATING CONTRACTS. The contracts, agreements and arrangements necessary, in Lender's reasonable judgement, to the operation of the Resorts, including without limitation, with respect to utilities, maintenance, management, services, marketing and sales under which the fees to be paid equal or exceed $50,000.00 (collectively, all such agreements and arrangements referred to herein as the "OPERATING CONTRACTS") are unmodified and in full force and effect and shall remain free and clear of any Lien.

         6.21 ARCHITECTURAL AND ENVIRONMENTAL CONTROL. All Units, Common Elements and other improvements at, upon or appurtenant to the Resort are and will be in compliance with the design, use, architectural and environmental control provisions, if any, set forth in the Declaration.

         6.22 TAX IDENTIFICATION/SOCIAL SECURITY NUMBERS. The Borrower's federal taxpayer's identification number is: 75-2259890.

         6.23 INVENTORY CONTROL PROCEDURES. Borrower has provided to Lender a true and complete copy of the Borrower's Inventory, Sales and Assignments procedures (the "INVENTORY CONTROL PROCEDURES"), a copy of which is attached hereto as Schedule 6.23.

         6.24     LAND.

                  (a) FIRST LIEN. Subject to the other first lien rights of Sovereign as provided in the Intercreditor Agreement, upon execution and recording of the Land Mortgages, Lender will have a valid first lien on the Land.

                  (b) ACCESS. The Land has adequate legal rights of access to a public way.

                  (c) SINGLE TAX LOT. Each parcel of the Land consists of a single tax lot. No portion of said lot covers property other than the Land in question and no portion of the Land in question lies in any other tax lot.

                  (d) FLOOD ZONE. Except as is disclosed in the surveys of the Land that have been or will be provided to Lender, no portion of the Land is located in a flood hazard area as defined by the Federal Insurance Administration.

                  (e) SEISMIC EXPOSURE. No portion of the Land is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

                  (f) IMPROVEMENTS. No improvements, buildings or other structures are located on the Land.

                  (g) CONDEMNATION. No part of the Land has been taken in condemnation or other like proceedings nor is any preceding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of the Land.

                  (h) NO PURCHASE OPTIONS. No person or entity has an option to purchase the Land, or any portion thereof, or any interest therein.

         6.25 ADDITIONAL REPRESENTATIONS AND WARRANTIES. This Agreement, the Original Agreement, the Note and the other Loan Documents constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms. Borrower ratifies and confirms each covenant and agreement made under the Original Agreement and the other Loan Documents.

         6.26     ADDITIONAL RESORT COLLATERAL.

                  (a) FIRST LIEN. Subject to the other first lien rights of Sovereign as provided in the Intercreditor Agreement, upon execution and delivery of the Additional Resort Collateral Assignments and execution and recording of the Additional Resort Collateral Mortgages, Lender will have a valid first lien in the Additional Resort Collateral.

                  (b) ACCESS. The portion of the Additional Resort Collateral constituting real property has adequate legal rights of access to a public way.

                  (c) FLOOD ZONE. Except as is disclosed in the surveys of the portion of the Additional Resort Collateral constituting real property that have been or will be provided to Lender, no portion of such land is located in a flood hazard area as defined by the Federal Insurance Administration.

                  (d) SEISMIC EXPOSURE. No portion of the Additional Resort Collateral constituting real property is located in a zone 3 or zone 4 of the "Seismic Zone Map of the U.S."

                  (e) CONDEMNATION. No portion of the Additional Resort Collateral constituting real property has been taken in condemnation or other like proceedings nor is any proceeding pending, threatened or known to be contemplated for the partial or the total condemnation or taking of any portion of such land.

                  (f) NO PURCHASE OPTIONS. No person or entity has an option to purchase any portion of the Additional Resort Collateral, or any portion thereof, or any interest therein.

         6.27 HELLER AND SOVEREIGN FACILITIES. The modifications of the Heller Facility and the Sovereign Facility on terms and conditions as provided in the Business Plan, have closed and Lender has been provided with true and correct copies of the Heller Documents and the Sovereign Documents, as so modified. There is no event of default or event which, with the passage of time, notice or both, would constitute an event of default under either the Heller Facility or the Sovereign Facility and Borrower is in good standing under both of such facilities.

         6.28 BOND HOLDER EXCHANGE TRANSACTION DOCUMENTS. The Bond Holder Exchange Documents have not been amended, modified or otherwise rescinded and are in full force and effect.

         6.29 DZ FACILITY. The DZ Letter Agreement and the DZ Documents are in full force and effect and have not been amended, modified or otherwise rescinded.

         6.30     INVENTORY.

                  (a) FIRST LIEN. Upon execution, delivery and recording of the Mortgages and/or the Modification(s) of Mortgages, Lender will have a valid, first priority mortgage lien on the Inventory, and the Inventory will be subject to no other Lien, except for the subordinate security interests granted to Sovereign pursuant to the Sovereign Documents.

                  (b) NO PURCHASE OPTIONS. No person or entity has an option to purchase any portion of the Inventory, or any portion thereof, or any interest therein.

         6.31 RELEASE OF HELLER SECURITY INTERESTS AND LIENS. Heller has released, or will release, prior to the date of the initial Advance of the New Inventory Loan, its security in and Lien on all of the Collateral.

                             SECTION 7 -- COVENANTS

         7.1 AFFIRMATIVE COVENANTS. So long as any portion of the Obligations remains unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

                  (a) PAYMENT AND PERFORMANCE OF OBLIGATIONS. Borrower shall pay all of the Loan and related expenses when and as the same become due and payable, and Borrower shall strictly observe and perform all of the Obligations, including without limitation, all covenants, agreements, terms, conditions and limitations contained in the Loan Documents, and will do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default hereunder; and Borrower will maintain an office or agency in the State of Texas where notices, presentations and demands in respect of the Loan Documents may be made upon Borrower. Such office or agency and the books and records of Borrower shall be maintained at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221 until such time as Borrower shall so notify Agent, in writing, of any change of location of such office or agency.

                  (b) MAINTENANCE OF EXISTENCE, QUALIFICATION AND ASSETS. Borrower shall at all times (I) maintain its legal existence, (II) maintain its qualification to transact business and good standing in any state and in any jurisdiction where it conducts business in connection with the Resort, and (III) comply or cause compliance with all governmental laws, rules, regulations and ordinances applicable to the Resort, the Borrower or its business, including, without limitation, the Timeshare Act.

                  (c) CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless: (i) Borrower is the continuing or surviving corporation in any such consolidation or merger and (ii) prior to and immediately after such consolidation or merger, Borrower shall not be in default hereunder.

                  (d) MAINTENANCE OF INSURANCE. Borrower, or if required pursuant to the Declaration, the Timeshare Owners' Association, shall maintain (or Borrower shall cause to be maintained) at all times during the term of this Agreement, policies of insurance with premiums being paid when due, and shall deliver to Lender originals of insurance policies issued by insurance companies, in amounts, in form and in substance, and with expiration dates, all acceptable to Lender and each containing a waiver of subrogation rights by the insuring company, a non-contributory standard mortgagee benefit clause, or their equivalents, and a mortgagee loss payable endorsement in favor of and satisfactory to Lender, and breach of warranty coverage, providing the following types of insurance on and with respect to Borrower (or, as appropriate, the respective Associations), the Land, the Additional Resort Collateral, the Units and the Resorts:

                           (i) Fire and extended coverage insurance (including lightning, hurricane, tornado, wind and water damage, vandalism and malicious mischief coverage) covering the Units, improvements and any personal property located in or on the Resorts and any real property constituting part of the Additional Resort Collateral, in an amount not less than the full replacement value of such Units, improvements and personal property, and said policy of insurance shall provide for a deductible acceptable to Lender, breach of warranty coverage, replacement cost endorsements satisfactory to Lender, and shall not permit co-insurance;

                           (ii) Public liability and property damage insurance covering the Land, the Additional Resort Collateral, the Units and the Resorts in amounts and on terms satisfactory to Lender; and

                           (iii) Such other insurance on the Units, Resorts and any real property constituting part of the Additional Resort Collateral or any replacements or substitutions therefor including, without limitation, flood insurance (if the Property is or becomes located in an area which is considered a flood risk by the U.S. Emergency Management Agency or pursuant to the National Flood Insurance program), in such amounts and upon terms as may from time to time be reasonably required by Lender.

                  To the extent any other timeshare receivable lender has any rights to approve the form of insurance policies with respect to the Resorts, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney in fact for purposes of dealing with damage to any part of any Resort or insurance claims or matters related thereto, or any successor to such attorney in fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of a Resort to the Timeshare Owners' Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney in fact, or insurance trustee, if any, without Lender's prior written approval.

                  In the event of any insured loss or claim in respect of the Resorts, the Units or any real property comprising the Additional Resort Collateral, Borrower shall apply (or cause to be applied), and Borrower covenants that the Timeshare Owners' Association shall apply (or cause to be applied), all proceeds of such insurance policies in a manner consistent with the Timeshare Documents and the Timeshare Act.

                  All insurance policies required pursuant to this Agreement (or the Timeshare Documents or Timeshare Act) shall provide that the coverage afforded thereby shall not expire or be amended, canceled, modified or terminated without at least thirty (30) days prior written notice to Lender. At least thirty (30) days prior to the expiration date of each policy maintained pursuant to this Section (d), a renewal or replacement thereof satisfactory to Lender shall be delivered to Lender. Borrower shall deliver or cause to be delivered to Lender receipts evidencing the payment for all such insurance policies and renewals or replacements.

                  In the event of any fire or other casualty to or with respect to the improvements on or at the Resorts or any real property comprising the Additional Resort Collateral, Borrower covenants that Borrower or the Timeshare Owners' Association, as the case may be, will promptly restore or repair (or cause to be restored, repaired or replaced) the damaged improvements and repair or replace any other personal property to the same condition as immediately prior to such fire or other casualty and, with respect to the improvements and personal property on the Resorts or any real property comprising the Additional Resort Collateral, in accordance with the terms of the Timeshare Documents or Timeshare Act. The insufficiency of any net insurance proceeds shall in no way relieve Borrower or, as applicable, Borrower and Timeshare Owners' Association, of its obligation to restore, repair or replace such improvements and other personal property in accordance with the terms hereof, of the Declaration or other Timeshare Documents or of the Timeshare Act, and Borrower covenants that Borrower or, as the case may be, the Timeshare Owners' Association, shall promptly comply and cause compliance with the provisions of the Declaration and other Timeshare Documents, or of the Timeshare Act relating to such restoration, repair or replacement. Borrower shall, unless an Event of Default has occurred, apply all insurance proceeds payable to or received by it, in accordance with the applicable Declaration. If an Event of Default has occurred, Lender may, in its sole discretion, apply all insurance proceeds in accordance with the applicable Declaration or to the repayment of the Loan in accordance with Sections 2.3 and 2.4 hereof.

                  (e) MAINTENANCE OF SECURITY. Borrower shall execute and deliver (or cause to be executed and delivered) to Lender all security agreements, financing statements, assignments and such other agreements, documents, instruments and certificates, and supplements and amendments thereto, and take such other actions, as Lender deems necessary or appropriate in order to maintain as valid, enforceable and perfected first or second priority liens and security interests, as applicable, all Liens and security interests in the Collateral granted to Lender to secure the Obligations. Borrower shall not grant extensions of time for the payment of, compromise for less than the full face value or release in whole or in part, any Purchaser or other Person liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid upon, any Collateral or any instrument, chattel paper or document representing the Collateral.

                  (f) PAYMENT OF TAXES AND CLAIMS. Borrower will pay, and, as applicable pursuant to the Declaration, Borrower covenants that the Timeshare Owners' Association will pay, when due, all taxes imposed upon the Resort, the Collateral, the Borrower, the Timeshare Owners' Association, or any of its or their property, or with respect to any of its or their franchises, businesses, income or profits, or with respect to the Loan or any of the Loan Documents; and Borrower and the Timeshare Owners' Association, as the case may be, shall pay all other charges and assessments against Borrower, the Collateral and the Resort before any claim (including, without limitation, claims for labor, services, materials and supplies) arises for sums which have become due and payable. Except for the Liens in connection with the Existing Credit Facility and the Additional Credit Facility and the Liens in favor of Lender granted pursuant to the Loan Documents, and except as otherwise specifically provided for herein, Borrower covenants that no statutory or other Liens whatsoever (including, without limitation, mechanics', materialmens', judgment or tax liens) shall attach to any of the Collateral or the Resort except for such Liens as are expressly provided for pursuant to the Declaration, which shall, in any event, be subordinate to the Lien of Lender. In the event any such Lien attaches to any of the Collateral or the Resort Borrower shall, within thirty (30) days after any such Lien attaches, either (i) cause such Lien to be released of record or (ii) provide Lender with a bond in accordance with the applicable laws of the State, issued by a corporate surety acceptable to Lender, in an amount and form acceptable to Lender.

                  (g) INSPECTIONS. Borrower shall, at any time and from time to time and at the expense of Borrower, permit Lender or its agents or representatives to inspect the Resort, the Collateral and if necessary, in Lender's opinion, to ascertain or assure Borrower's compliance with the terms of this Agreement, any of the Borrower's other assets or Property, and to examine and make copies of and abstracts from its and, to the extent it has access thereto or possession thereof, the Timeshare Owners' Association's, books, accounts, records, original correspondence, computer tapes, disks, software, and other papers as it may desire; and to discuss its affairs, finances and accounts with any of its officers, employees, Affiliates, contractors or independent public accountants (and by this provision Borrower authorizes said accountants to discuss with Lender, its agents or representatives, the affairs, finances and accounts of Borrower). Lender agrees to use reasonable efforts not to unreasonably interfere with Borrower's business operations in connection with any such inspections.

                  (h) REPORTING REQUIREMENTS. So long as any portion of the Obligations remain unsatisfied, Borrower shall furnish (or cause to be furnished, as the case may be) to Lender the following:

                           (i) SALES REPORTS. Borrower shall deliver to Lender monthly, quarterly and annually, a sales report, detailing the sales of all Intervals at the

                  Resorts for the period covered thereby, certified by Borrower to be true, correct and complete and otherwise in a form approved by Lender;

                           (ii) ANNUAL FINANCIAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each calendar year or other fiscal year as may be applicable with respect to Borrower (a "FISCAL YEAR"), a statement of income and expense of Borrower for the annual period ended as of the end of such Fiscal Year, and a balance sheet of Borrower as of the end of such Fiscal Year, all in such detail and scope as may be reasonably required by Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Each annual financial statement of Borrower shall be prepared by an independent certified public accountant and certified by Borrower to be true, correct and complete, and shall otherwise be in form acceptable to Lender. In the event that Lender, acting in good faith, is not satisfied with any such Financial Statement, and if Borrower fails to provide Lender with new Financial Statements acceptable to Lender within fifteen (15) days after Lender delivers written notice of such dissatisfaction to Borrower, then, at Lender's request, Borrower shall furnish to Lender copies of audited income statements and balance sheets certified by an independent certified public accountant acceptable to Lender and prepared in accordance with GAAP and on a basis consistent with prior accounting periods. Such audited annual statements shall also be in form and content satisfactory to Lender. If the figures for net and total operating income (as such terms are defined in accordance with GAAP) in the audited annual statements do not vary by more than five percent (5%) from the figures in the unaudited annual statements, Lender shall bear the cost of the certified public accountant's audit. If, however, such figures vary by more than five percent (5%), Borrower shall bear the cost of such certified public accountant's audit.

                           (iii) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, Borrower shall deliver to Lender a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

                           (iv) NOTICE OF CLAIMED DEFAULT. Immediately upon becoming aware that the holder of any material obligation or of any evidence of material indebtedness of the Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower is taking or proposes to take with respect thereto;

                           (v) MAINTENANCE OF INVENTORY CONTROL. Borrower shall maintain and at all times fully comply with the Inventory Control Procedures from the date hereof until the Loan is repaid in full. Borrower shall permit Lender, its officers, employees, auditors, and other agents or designees to review the books and records of Borrower and make such other examinations and inspections as Lender in its sole discretion deems necessary to determine that Borrower is in full compliance with such Inventory Control Procedures.

                           (vi) MATERIAL ADVERSE DEVELOPMENTS. Except as provided in the Business Plan, immediately upon becoming aware of any claim, action, proceeding, development or other information which may materially and adversely affect the Borrower, the Collateral, the Resort, the business, prospects, profits or condition (financial or otherwise) of the Borrower, or the ability of the Borrower to perform its Obligations under the Agreement, Borrower shall provide Lender with telephonic or telegraphic notice, followed by telefaxed and mailed written confirmation, specifying the nature of such development or information and such anticipated effect.

                           (vii)    INTENTIONALLY OMITTED.

                           (viii)   OTHER INFORMATION. Borrower shall deliver to
                  Lender: (i) within five (5) days of the filing thereof with the United States Securities and Exchange Commission, copies of each Form 8-K, 10-Q and 10-K filed by Borrower; and (ii) any other information related to the Loan, the Collateral, the Resort or Borrower as Lender may in good faith request.

                           (ix) WEEKLY FINANCIAL REPORTS. Weekly "flash reports" consisting of the number of showings of the Resorts to prospective purchasers of Intervals, gross sales reports, accountants payables reports, accounts receivables reports and cash balances before 5:00 p.m. (eastern standard time) on each Thursday during the term hereof.

                  (i) RECORDS. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower and with respect to the Resort in which complete entries will be made in accordance with GAAP. In addition, Borrower shall keep, and shall promptly deliver to Lender upon Lender's request therefore, complete, timely and accurate records of all sales of Intervals.

                  (j) MANAGEMENT. Borrower shall: (i) remain engaged in the active management of the Resorts, (ii) unless Borrower notifies Lender in writing at least thirty (30) days in advance of its new location, it will retain its executive offices at 1221 Riverbend Drive, Suite 120, Dallas, Texas 75221, and (iii) will continue to perform duties substantially similar to those presently performed as provided in the management agreement relating to each Resort. No management agreement for any Resort shall be modified, assigned, extended, terminated or entered into nor shall the current method of operation and management of the Resorts be changed in any material manner, without the prior written approval of Lender.

                  (k)      FICA. Borrower shall furnish to Lender within thirty
(30) days after the expiration of each calendar quarter proof reasonably satisfactory to Lender that Borrower's obligations to make deposits for F.I.C.A., social security and withholding taxes have been satisfied.

                  (l) OPERATING CONTRACTS. Subject to the rights of the Timeshare Owners' Association as set forth in the Timeshare Documents, no Operating Contract shall be modified, extended, terminated or entered into, without the prior written approval of Lender, if any such modification, extension, termination or new agreement could have an adverse impact on the operation of the Resort or the Collateral.

                  (m) NOTICES. Borrower shall notify Lender within five (5) Business Days of the occurrence of any event (i) as a result of which any representation or warranty of Borrower contained in any Loan Documents would be incorrect or materially misleading if made at that time, or (ii) as a result of which Borrower is not in full compliance with all of its covenants and agreements contained in this Agreement or any Loan Document, or (iii) which constitutes or, with the passage of time, notice or a determination by Lender would constitute, an Event of Default.

                  (n) MAINTENANCE. Borrower shall maintain, or shall cause to be maintained, or to the extent provided for pursuant to the Declaration, shall use its best efforts to cause the Timeshare Owners' Association to maintain, the Resort and that portion of the Additional Resort Collateral consisting of real property in good repair, working order and condition and shall make all necessary replacements and improvements to the Resort and that portion of the Additional Resort Collateral consisting of real property so that the value and operating efficiency of the Resort and that portion of the Additional Resort Collateral consisting of real property will be maintained at all times and so that the Resort and that portion of the Additional Resort Collateral consisting of real property remains in compliance in all respects with the Timeshare Act, the Timeshare Documents and other applicable law.

                  (o) CLAIMS. Borrower shall promptly notify Lender of any claim, action or proceeding affecting the Resort or Collateral, or any part thereof, or Lender, or any of the security interests or rights granted in favor of Lender hereunder or under any of the Loan Documents. At the request of Lender, Borrower shall appear in and defend in favor of Lender, at Borrower's sole expense, with regard to any such claim, action or proceeding.

                  (p)      REGISTRATION AND REGULATIONS.

                           (i) LOCAL LEGAL COMPLIANCE. Borrower will comply, and will cause the Resort, the Land and each portion of the Additional Resort Collateral constituting real property to comply, with all applicable servitudes, restrictive covenants, applicable planning, zoning or land use ordinances and building codes, all applicable health and Environmental Laws and regulations, and all other applicable laws, rules, regulations, agreements or arrangements.

                           (ii) REGISTRATION COMPLIANCE. The Borrower will maintain, or cause to be maintained, all necessary registrations, current filings, consents, franchises, approvals, and exemption certificates, and the Borrower will make or pay, or cause to be made or paid, all registrations, declarations or fees with the Division and any other government or any agency or department thereof, whether in the state or another jurisdiction, required in connection with the Resort and the occupancy, use and operation thereof, the incorporation of Units into the time-share plan established pursuant to the Declaration and the other Timeshare Documents, and the sale, advertising, marketing, and offering for sale of Intervals. All such registrations, filings and reports will be truthfully completed; and true and complete copies of such registrations, applications, consents, licenses, permits, franchises, approvals, exemption certificates, filings and reports will be delivered to the Lender. Borrower shall advise Lender of any changes with respect to its marketing or sales programs in any jurisdiction, including jurisdictions other than the state, and at Lender's request from time to time, Borrower shall deliver to Lender: (A) written statements by the applicable state authorities, in form acceptable to Lender, stating that no registration is necessary for the sale of Intervals in the particular state, (B) an opinion of counsel in form acceptable to Lender and rendered by counsel acceptable to Lender, stating that no such registration is necessary, or (C) such other evidence of compliance with applicable laws as Lender may require; and

                           (iii) OTHER COMPLIANCE. Borrower has, in all material respects, complied with and will comply with all laws and regulations of the United States, the State of Texas, each state in which an applicable Resort, the Land or Collateral is located, any political subdivision of either such state and any other governmental, quasi-governmental or administrative jurisdiction in which Intervals have been sold or offered for sale, or in which sales, offers of sale or solicitations with respect to the Resort have been or will be conducted, including to the extent applicable, but not limited to: (1) the Timeshare Act; (2) the Consumer Credit Protection Act; (3) Regulation Z of the Federal Reserve Board; (4) the Equal Credit Opportunity Act; (5) Regulation B of the Federal Reserve Board; (6) the Federal Trade Commission's 3 day cooling off Rule for Door to Door Sales; (7) Section 5 of the Federal Trade Commission Act; (8) ILSA; (9) federal postal laws; (10) applicable state and federal securities laws; (11) applicable usury laws; (12) applicable trade practices, home and telephone solicitation, sweepstakes, anti-lottery and consumer credit and protection laws; (13) applicable real estate sales licensing, disclosure, reporting and escrow laws;
                  (14) the ADA; (15) RESPA; (16) all amendments to and rules and regulations promulgated under the foregoing acts or laws; (17) the Federal Trade Commission's Privacy of Consumer Financial Information Rule; (18) other applicable federal statutes and the rules and regulations promulgated thereunder; and (19) any state law or law of any state (and the rules and regulations promulgated thereunder) relating to ownership, establishment or operation of the Resort, or the sale, offering for sale, or financing of Intervals.

                  (q) OTHER DOCUMENTS. The Borrower will maintain to the satisfaction of the Lender, and make available to Lender, accurate and complete files relating to the Resort, the Pledged Notes Receivable and other Collateral, and such files will contain true copies of each Pledged Note Receivable, as amended from time to time, copies of all relevant credit memoranda relating to such Notes Receivable and all collection information and correspondence relating thereto.

                  (r) FURTHER ASSURANCES. Borrower will execute and deliver, or cause to be executed and delivered, such other and further agreements, documents, instruments, certificates and assurances as, in the judgment of Lender exercised in good faith may be necessary or appropriate to more effectively evidence or secure, and to ensure the performance of, the Obligations. In addition, Borrower shall deliver to Lender from time to time upon each request by Lender such documents, instruments or other matters or items as Lender may require to evidence Borrower's compliance with the covenants set forth in this Section 7.1.

                  (s) UTILITIES. The Borrower will cause, or to the extent provided for pursuant to the Declaration, covenants to use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, electric, sanitary and stormwater sewer, water facilities, drainage facilities, solid waste disposal, telephone and other necessary utilities to be available to the Resort in sufficient capacity to service the Resort.

                  (t) AMENITIES. The Borrower will cause, or to the extent provided for pursuant to the Declarations, will use its best efforts to ensure that the Timeshare Owners' Association, or the manager of the Resort, as applicable, will cause, the Resort to be maintained in good condition and repair, and in accordance with the provisions of the applicable Timeshare Documents, and the Borrower will cause each Purchaser of an Interval at the Resort to have continuing access to, and the use of, to the extent of such Purchaser's time-share periods, all of the Common Elements and related or appurtenant services, rights and benefits, all as provided in the Declaration and the Timeshare Documents.

                  (u) EXPENSES AND CLOSING FEES. Whether or not the transactions contemplated hereunder are completed, the Borrower shall pay all expenses of the Lender relating to negotiating, preparing, documenting, closing and enforcing this Agreement, including, but not limited to:

                           (i) the cost of preparing, reproducing and binding this Agreement, the other Loan Documents and all Exhibits and Schedules thereto;

                           (ii)     the fees and disbursements of Lender's
                  counsel;

                           (iii)    Lender's out-of-pocket expenses;

                           (iv) all fees and expenses (including fees and expenses of the Lender's counsel) relating to any amendments, waivers, consents or subsequent closings pursuant to the provisions hereof;

                           (v) all costs, outlays, legal fees and expenses of every kind and character had or incurred in (1) the interpretation or enforcement of any of the provisions of, or the creation, preservation or exercise of rights and remedies under, any of the Loan Documents including the costs of appeal
                  (2) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against the Lender arising out of this transaction or the protection of the Collateral securing the Loan or Advances made hereunder, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by any Person to seek to recover or set aside any payment or setoff theretofore received or applied by the Lender with respect to the Obligations, and any and all appeals thereof; and (3) the advancement of any expenses provided for under any of the Loan Documents;

                           (vi) all expenses relating to the maintenance and administration of any other escrow agent;

                           (vii) all costs and expenses incurred by Lender under the Note, and all late charges under the Note; and

                           (viii) all real and personal property taxes and assessments, documentary stamp and intangible taxes, sales taxes, recording fees, title insurance premiums and other title charges, document copying, transmittal and binding costs, appraisal fees, lien and judgment search costs, fees of architects, engineers, environmental consultants, surveyors and any special consultants, construction inspection fees, brokers fees, escrow fees, wire transfer fees, and all travel and out-of-pocket expenses of Lender to conduct inspections or audits; Without limitation of the foregoing, Borrower shall pay the costs of UCC and other searches, UCC and other Loan Document recording fees and applicable taxes, and premiums on each Mortgagee Policy of Title Insurance delivered to Lender pursuant to this Agreement.

                  (v) INDEMNIFICATION OF LENDER. In addition to (and not in lieu of) any other provisions of any Loan Document providing for indemnification in favor of the Lender, the Borrower shall defend, indemnify and hold harmless Lender, its subsidiaries, affiliates, officers, directors, agents, employees, representatives, consultants, contractors, servants, and attorneys, as well as the respective heirs, personal representatives, successors or assigns of any or all of them (hereafter collectively the "Indemnified Lender Parties"), from and against, and promptly pay on demand or reimburse each of them with respect to, any and all liabilities, claims, demands, losses, damages, costs and expenses (including without limitation, reasonable attorneys' and paralegals' fees and costs), actions or causes of action of any and every kind or nature whatsoever asserted against or incurred by any of them by reason of or arising out of or in any way related or attributable to (i) this Agreement, the Loan Documents, the Loan or the Collateral; (ii) the transactions contemplated under any of the Loan Documents or any of the Timeshare Documents, including without limitation, those in any way relating to or arising out of the violation of any federal or state laws, including the Timeshare Act; (iii) any breach of any covenant or agreement or the incorrectness or inaccuracy of any representation and warranty of the Borrower contained in this Agreement or any of the Loan Documents (including without limitation any certification of the Borrower delivered to a Lender; (iv) any and all taxes, including real estate, personal property, sales, mortgage, excise, intangible or transfer taxes, and any and all fees or charges, including, without limitation under the Timeshare Act, which may at any time arise or become due prior to the payment, performance and discharge in full of the Obligations; (v) the breach of any representation or warranty as set forth herein regarding any Environmental Laws; (vi) the failure of Borrower to perform any obligation or covenant herein required to be performed pursuant to any Environmental Laws; (vii) the use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Resort of any

Hazardous Materials; (viii) the removal or remediation of any Hazardous Materials from the Resort required to be performed pursuant to any Environmental Laws or as a result of recommendations of any environmental consultant or as required by Lender; (ix) claims asserted by any Person (including without limitation any governmental or quasi-governmental agency, commission, department, instrumentality or body, court, arbitrator or administrative board (collectively, a "Governmental Agency"), in connection with or any in any way arising out of the presence, use, storage, disposal, generation, transportation, release, or treatment of any Hazardous Materials on, in, under or affecting the Resort; (x) the violation or claimed violation of any Environmental Laws in regard to the Resort; or (xi) the preparation of an environmental audit or report on the Resort, whether conducted by Lender, Borrower or a third-party, or the implementation of environmental audit recommendations. Such indemnification shall not give Borrower any right to participate in the selection of counsel for Lender or the conduct or settlement of any dispute or proceeding for which indemnification may be claimed. Lender agrees to give Borrower written notice of the assertion of any claim or the commencement of any action or lawsuit described in this Section (v). It is the express intention of the parties hereto that the indemnity provided for in this Section (v), as well as the disclaimers of liability referred to in this Agreement, are intended to and shall protect and indemnify Lender from the consequences of Lender's own negligence, whether or not that negligence is the sole or concurring cause of any liability, obligation. loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement provided, however, that Borrower shall not be required to protect and indemnify Lender from the consequences of Lender's gross negligence, where that gross negligence is the sole cause of the liability, obligation, loss, damage, penalty, action, judgment, suit, claim, cost, expense or disbursement for which indemnification or protection would otherwise be required. The provisions of this Section (v) shall survive the full payment, performance and discharge of the Obligations and the termination of this Agreement, and shall continue thereafter in full force and effect.

                  (w) STANDBY MANAGER AND RESORT CONSULTANT. Borrower has entered into agreements for the Standby Manager and the Resort Consultant and such agreements are and will be maintained in full force and effect. In the event that such agreements for the Standby Manager and the Resort Consultant expire before the Final Maturity Date, such agreements shall be extended or shall be replaced, before their expiration, with agreements for a Standby Manager and a Resort Consultant that expire no sooner than the Final Maturity Date. Borrower will maintain the agreement for the Standby Servicer in full force and effect. Borrower agrees that upon the occurrence of a Default or Event of Default hereunder: (1) Lender may, with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, terminate any then existing management agreements and replace any existing manager with such manager as Lender may select, provided however, if:
(x) the obligations have become immediately due and payable in accordance with
Section 9.1(a) hereof, or (y) Lender elects to have J & J Limited, Inc. act as Standby Manager, then no such approval of Borrower's Board of Directors shall be required; and (2) The Standby Servicer will assume full control over the servicing of all Pledged Notes Receivable, reporting solely to Lender, as provided in Section 10.14 of the Tranche A Loan Agreement.

                  (x)      INTENTIONALLY OMITTED.

                  (y) HELLER FACILITY, SOVEREIGN FACILITY, DZ FACILITY, TFC CONDUIT LOAN AND BOND HOLDER EXCHANGE TRANSACTION. Borrower will comply with each of the terms and conditions of the Heller Facility, the Sovereign Facility, the DZ Facility, the TFC Conduit Loan and the Bond Holder Exchange Documents and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the forgoing credit facilities.

                  (z)      FINANCIAL COVENANTS.

                           (i) TANGIBLE NET WORTH. Borrower shall at all times have and maintain a Tangible Net Worth in an amount which shall not be less than an amount equal to (A) the greater of (1) $100,000,000 or (2) an amount equal to 90% of the Tangible Net Worth of Borrower as of September 30, 2001 plus (B) one hundred percent (100%) of the aggregate amount of proceeds received by Borrower after January 1, 2002 in connection with (1) each issuance by Borrower of any class or classes of capital stock after January 1, 2002 and (2) each incurrence of Indebtedness after January 1, 2002, other than Indebtedness which shall be the most senior Indebtedness of Borrower plus (C) one hundred percent (100%) of the aggregate amount of net income (calculated in accordance with GAAP) of Borrower after January 1, 2002.

                           (ii) MARKETING AND SALES EXPENSES. As of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2003, Borrower will not permit the four quarter cumulative ratio of Marketing and Sales Expenses to the Borrower's net proceeds from the sale of Intervals as recorded on the Borrower's financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .550 to 1.

                           (iii) MINIMUM LOAN DELINQUENCY. Borrower will not permit as of the last day of each calendar quarter its over 30-day delinquency rate on its entire Notes Receivable portfolio (including, without limitation, all Pledged Notes Receivable pledged to Lender hereunder, under the Additional Credit Facility and the Existing Credit Facilities and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) to be greater than twenty-five percent (25%). If, as of the last day of each calendar quarter, Borrower's over 30-day delinquency on its entire Pledged Notes portfolio (including, without limitation, all Notes Receivable pledged to Lender under the Additional Credit Facility and the Existing Credit Facilities and all Notes Receivable pledged pursuant to the Heller Facility and the Sovereign Facility) is greater than twenty percent (20%), then Lender shall have the right to conduct an audit, at Borrower's sole cost and expense, of all Borrower's Notes Receivable pledged to Lender hereunder.

                           (iv) INTEREST COVERAGE. Subject to the provisions of that certain Waiver Letter dated November 17, 2003 by Lender to Borrower (THE "NOVEMBER LETTER AGREEMENT"), (i) For the calendar quarter of Borrower ending June 30, 2002, the Interest Coverage Ratio for Borrower shall be at least 1.1:1;
                  (ii) for the calendar quarter of Borrower ending September 30, 2002, the average of the

                  Interest Coverage Ratio of Borrower of such calendar quarter and the Interest Coverage Ratio for the immediately preceding calendar quarter shall be at least 1.1:1, (iii) for the calendar quarter of Borrower ending December 31, 2002, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for the two immediately preceding calendar quarters shall be at least 1.1:1; (iv) for each calendar quarter of Borrower beginning with, and including, the calendar quarter ending March 31, 2003 and for each calendar quarter of Borrower thereafter, the average of the Interest Coverage Ratio of Borrower for such calendar quarter and the Interest Coverage Ratios for each of the three immediately preceding calendar quarters shall be at least 1.25:1. The term Interest Coverage Ratio means with respect to any Person for any calendar quarter, the ratio of
                  (a) EBITDA for such period less capital expenditures as determined in accordance with GAAP, for such period to (b) the interest expense minus all non-cash items constituting interest expense for such period.

                           (v) PROFITABLE OPERATIONS. Subject to the provisions of the November Letter Agreement, Borrower will not permit Consolidated Net Income (a) for any fiscal year, commencing with the fiscal year ending December 31, 2002, to be less than $1.00 and (b) for any two consecutive fiscal quarters (reviewed on an individual rather than on an aggregate basis) to be less than $1.00.

                  (aa)     INTENTIONALLY OMITTED.

                  (bb) NET SECURITIZATION CASH FLOW. (i) Borrower will cause Silverleaf Finance I, Inc. to declare, at least quarterly, a cash dividend payable to Borrower, in an amount equal to the Net Securitization Cash Flow for such quarter. If no Default or Event of Default has occurred, Borrower agrees to use such dividends for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends shall be paid directly to Lender and applied in accordance with this Agreement, the Additional Credit Facility Loan Agreement, the Tranche A Loan Agreement and the Tranche B Loan Agreement, subject to the terms and provisions of the Intercreditor Agreement. Borrower shall provide Lender with notice of Silverleaf Finance I, Inc.'s declaration of a cash dividend, together with a certification that: (i) states whether a Default or Event of Default exists, and (ii) contains a calculation of the Net Securitization Cash Flow.

         (ii) Borrower will cause Silverleaf Finance II, Inc. to declare, at least quarterly, a cash dividend payable to Borrower and/or a payment in respect of the Silverleaf Finance II Subordinated Note in an aggregate amount equal to the Net Securitization Cash Flow in respect of Silverleaf Finance II, Inc. for such quarter. If no Default or Event of Default has occurred, Borrower agrees to use such dividends or payments for payment of Operating Expenses as provided in the Business Plan and for no other purpose. If a Default or Event of Default has occurred, then all such dividends shall be paid directly to Lender and applied in accordance with this Agreement, the Additional Credit Facility Loan Agreement, the Tranche A Loan Agreement and the Tranche B Loan Agreement, subject to the terms and provisions of the Intercreditor Agreement. Borrower shall provide Lender with notice of Silverleaf Finance II, Inc.'s declaration of a cash dividend or a payment on the Silverleaf Finance II Subordinated Note, together with a certification that: (i) states whether a Default or Event of Default exists, and (ii) contains a calculation of the Net Securitization Cash Flow.

                  (cc) MODIFICATION OF HELLER LOAN DOCUMENTS. Borrower shall cause the Heller Loan Documents to be modified to: (i) extend the maturity date of the Heller Facility to February 28, 2006; (ii) absolutely release Heller's security interest in and Lien on all of the Collateral; (iii) consent to the extension of the maturity date of the debt evidenced by the Bond Holder Exchange Documents and (iv) delete any restriction on or prohibition of, or requirement of Heller consent to, the modification, amendment or restructuring of the Business Plan, the Standby Management Agreement, the Loan Documents, the Sovereign Loan Documents, the DZ Documents, the Silverleaf Finance II Document or the loan documents evidencing and securing the Additional Credit Facility or the Existing Credit Facilities. Borrower agrees not to enter into or consent to any other amendment to or modification of the Heller Loan Documents with respect to the items described in the aforementioned sentence.

         7.2 NEGATIVE COVENANTS. So long as any portion of the Obligations remain unsatisfied, Borrower hereby covenants and agrees with Lender as follows:

                  (a) LIMITATION ON OTHER DEBT, FURTHER ENCUMBRANCES. Borrower will not obtain financing and grant liens with respect to the Collateral or any of its other assets or property, except as hereafter provided. Prior to March 31, 2003, Borrower will not obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable, except as provided in the Additional Credit Facility, the Existing Credit Facilities and the Sovereign Facility, without the Lender's prior written consent, which consent will not be unreasonably withheld. As a condition to such consent, Lender may require that all proceeds of such financing be applied in repayment of the Loan as provided in Section 2.3(a) hereof or in repayment of the Additional Credit Facility or the Existing Credit Facilities. At any time after March 31, 2003, Borrower may obtain financing and grant liens with respect to any of Borrower's unpledged Notes Receivable in an amount not to exceed twenty million dollars ($20,000,000.00), without Lender's consent provided that: (i) no Default or Event of Default has occurred; (ii) and such financing does not result in (x) Borrower's failure to substantially adhere to the Business Plan or (y) an Event of Default; and (iii) Lender may require advances to be funded from the Revolving Loan Component of the Additional Credit Facility or the Existing Credit Facilities prior to advances from such other financing. At any time after March 31, 2003, if Borrower wishes to obtain financing in excess of twenty million dollars ($20,000,000.00) which will be secured by any of Borrower's unpledged Notes Receivable, Borrower will obtain Lender's written consent, which consent will not be unreasonably withheld. Borrower may obtain unsecured financing provided: (i) Borrower provides prior written notice to Lender setting forth the terms and conditions thereof; (ii) Lender is provided a copy of the loan documents thereof; and (iii) such financing does not result in Borrower's inability to substantially adhere to the Business Plan, as determined by Lender in its sole and absolute discretion.

                  (b) RESTRICTIONS ON TRANSFERS. Except as hereinafter specifically provided, Borrower shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (i) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender's sole discretion), transfer, sell, pledge, convey, hypothecate, factor or assign all or any portion of the Collateral, the Encumbered Intervals, the Common

Elements relating to the Inventory or any Resort facilities or amenities, or contract to do any of the foregoing, including, without limitation, pursuant to options to purchase, and so-called "installment sales contracts", "land contracts", or "contracts for deed", provided that the foregoing restriction on transfers shall not apply to the conveyance of SPV Assets to the SPV in accordance with the Silverleaf Finance II Documents, (ii) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender's sole discretion), lease or license all or any portion of the Collateral, the Inventory, the Common Elements relating to the Inventory or any Resort facilities or amenities (except for the license created in favor of SPV under any license agreement with Borrower, Silverleaf Club or any timeshare owners association, to use or access the reservation system or related computer hardware or software for any Resort), or change the legal or actual possession or use thereof, (iii) permit the assignment, transfer, delegation, change, modification or diminution of the duties or responsibilities of Borrower, of any manager of the Resort approved by Lender as manager of the Resort (except for an assignment of such duties to a professional management company or companies reasonably acceptable to Lender in advance) without obtaining the prior written consent of Lender (which consent shall not be unreasonably withheld), or (iv) without obtaining the prior written consent of Lender (which consent may be given, withheld or conditioned by Lender in Lender's sole discretion), cause or permit the assignment, pledge or other encumbrance of any of the Operating Contracts or all or any portion of Borrower's right, title or interest in the Declaration. Without limiting the generality of the preceding sentence, and subject to the terms of this Agreement, the prior written consent of Lender (as specified above) shall be required for (A) any transfer of the Inventory, the Common Elements relating to the Inventory or any Resort facilities or amenities or any part thereof made to a subsidiary or Affiliate or otherwise, (B) any transfer of all or any part of the Inventory, the Common Elements relating to the Inventory or any Resort facilities or amenities by Borrower to its stockholders or Affiliates or vice versa, and (C) any corporate merger or consolidation, disposition or other reorganization, except as permitted in Section 7.1(c) hereof. In the event that Lender is willing to consent to a transfer which would otherwise be prohibited by this Section (b) Lender may condition its consent on such terms as it desires, including, without limitation, an increase in the Interest Rate and the requirement that Borrower pay a transfer fee, together with any expenses incurred by Lender in connection with the granting of such consent (including, without limitation, attorneys' fees and expenses). If Borrower violates the terms of this Section (b), in addition to any other rights or remedies which Lender may have herein, in any other Loan Document, or at law or in equity, Lender may by written notice to Borrower increase, effective immediately as of the date of such violation, the Interest Rate to the Default Rate.

                  (c) USE OF A LENDER'S NAME. Borrower will not, and will not permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliate of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies.

                  (d) TRANSACTIONS WITH AFFILIATES. Except as provided in the Silverleaf Finance II Documents, without the prior written consent of Lender, which shall not unreasonably be withheld, Borrower will not enter into any transaction with any Affiliate in connection with the Resorts, including, without limitation, relating to the purchase, sale or exchange any assets or properties or the rendering of any service, except in the ordinary course of, and pursuant to the reasonable requirements of, the operations of the Resorts and upon fair and reasonable terms.

                  (e) RESTRICTIVE COVENANTS. Borrower will not without Lender's prior written consent seek, consent to, or otherwise acquiesce in, any change in any private restrictive covenant, planning or zoning law or other public or private restriction, which would limit or alter the use of the Resort.

                  (f) SUBORDINATED OBLIGATIONS. Borrower will not, directly or indirectly, (i) permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent, (the "SUBORDINATED DEBT") to any of its shareholders or their affiliates or which are subordinated by the terms thereof or by separate instrument to the payment of principal of, and interest on, the Note; (ii) permit the amendment, rescission or other modification of any such subordination provisions of any of the Borrower's subordinated obligations in such a manner as to affect adversely the Lien in and to the Collateral or Lender's senior priority position and entitlement as to payment and rights with respect to the Note and the Obligations, or (iii) permit the prepayment or redemption, except for mandatory prepayments, of all or any part of Borrower's obligations to its shareholders, or of any subordinated obligations of the Borrower except in accordance with the terms of such subordination.

                  (g) TIMESHARE REGIME. Without Lender's prior written consent, which consent shall not be unreasonably withheld as to changes necessary to implement the Business Plan, Borrower shall not amend, modify or terminate the Declarations or other Timeshare Documents, or any other restrictive covenants, agreements or easements regarding the Resorts (except for routine non-substantive modifications which have no impact on the Collateral and except for amendments or modifications of the Timeshare Documents and/or Declarations, a list of which is attached hereto as Schedule 6.19). Except as otherwise provided herein or in the Sovereign Documents, Borrower shall not assign its rights as "developer" under the Declarations without Lender's prior written consent, or file or permit to be filed any additional covenants, conditions, easements or restrictions against or affecting the Resorts (or any portion thereof) without Lender's prior written consent, which consent shall not be unreasonably withheld.

                  (h)      NAME CHANGE. Borrower will not change its name.

                  (i) COLLATERAL. Borrower shall not take any action (nor permit or consent to the taking of any action) which might impair the value of the Collateral or any of the rights of the Lenders in the Collateral, except with respect to the Silverleaf Finance II Stock and the Silverleaf Finance II Subordinated Note as provided in the Silverleaf Finance II Documents, nor shall Borrower cause or permit any amendment to or modification of the Timeshare Documents.

                  (j) MARKETING/SALES. Borrower shall not market, attempt to sell or sell or permit or justify any sales or attempted sales of any Intervals except in compliance with the Timeshare Act and applicable laws in state and other jurisdictions where marketing, sales or solicitation activities occur.

                  (k) MODIFICATIONS OF HELLER DOCUMENTS, DZ DOCUMENTS, BOND HOLDER EXCHANGE DOCUMENTS, SOVEREIGN DOCUMENTS, SILVERLEAF FINANCE II DOCUMENTS AND OTHER DEBT INSTRUMENTS. Borrower shall not amend or modify the Sovereign Documents, the DZ Documents, the Bondholder Exchange Documents, the Silverleaf Finance II Documents or the documents evidencing any other indebtedness of Borrower, nor shall Borrower extend, modify, increase or terminate the DZ Facility, the Bond Holder Exchange Transaction, the Sovereign Facility, the TFC Conduit Loan or any other credit facility or loan, without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall not agree to any modification of the maturity date of the Heller Facility so that it matures prior to February 28, 2006.

                  (l) COMPENSATION OF SENIOR MANAGEMENT. The compensation payable to the senior management of Borrower, as a group, shall not be increased by more than twenty-five percent (25%) each year, with the increase in the first year following the Effective Date being measured against the compensation payable to the senior management of Borrower as of December 31, 2001, which compensation is set forth on Schedule 7.2(l). The Borrower represents and warrants that Schedule 7.2(l) accurately sets forth such compensation.

                  (m) NO NEW CONSTRUCTION. Borrower will not, without Lender's prior written approval, construct any improvements (excluding resort amenities) on any Resorts, Land or any portion of the Additional Resort Collateral constituting real property, unless such improvements are contemplated in the Business Plan.

         7.3 OPERATION OF BORROWER'S BUSINESS. Borrower will operate its business in substantial compliance with the Business Plan, including the Senior Lender Advance Schedule.

                         SECTION 8 -- EVENTS OF DEFAULT

         8.1 NATURE OF EVENTS. An "Event of Default" shall exist if any of the following shall occur:

                  (a) PAYMENTS. If Borrower shall fail to make, as and when due, any payment or mandatory prepayment of principal, interest, fees or other amounts with respect to the Loan and such failure shall continue for five (5) days after notice of such failure is provided by Lender.

                  (b) COVENANT DEFAULTS. If Borrower shall fail to perform or observe any covenant, agreement or warranty contained in this Agreement or in any of the Loan Documents, including a failure by Borrower to comply with the Business Plan, (other than with respect to the failure to make timely payments in respect of the Loan as provided in Section 8.1(a) or violation of (i) the financial covenants in Section 7.2(z) or (ii) any negative covenants in Section 7.2) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, provided however, that if Borrower commences to cure such failure within such 15 day period, but, because of the nature of such failure, cure cannot be completed within 15 days notwithstanding diligent effort to do so, then, provided Borrower diligently seeks to complete such cure, an Event of Default shall not result unless such failure continues for a total of thirty (30) days.

                  (c) WARRANTIES OR REPRESENTATIONS. If any representation or other statement made by or on behalf of Borrower in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, is false, misleading or incorrect in any material respect as of the date made or reaffirmed.

                  (d) ENFORCEABILITY OF LIENS. If any lien or security interest granted by Borrower to the Lenders in connection with the Loan is or becomes invalid or unenforceable or is not, or ceases to be, a perfected first priority lien or security interest in favor of the Lender encumbering the asset to which it is intended to encumber, and Borrower fails to cause such lien or security interest to become a valid, enforceable, first and prior lien or security interest in a manner satisfactory to Lender within ten (10) days after Lender delivers written notice thereof to Borrower.

                  (e) INVOLUNTARY PROCEEDINGS. If a case is commenced or a petition is filed against Borrower under any Debtor Relief Law; a receiver, liquidator or trustee of Borrower or of any material asset of Borrower is appointed by court order and such order remains in effect for more than forty-five (45) days; or if any material asset of Borrower is sequestered by court order and such order remains in effect for more than forty-five (45) days.

                  (f) PROCEEDINGS. If Borrower voluntarily seek, consent to or acquiesce in the benefit of any provision of any Debtor Relief Law, whether now or hereafter in effect; consent to the filing of any petition against it under such law; make an assignment for the benefit of its creditors; admit in writing its inability to pay its debts generally as they become due; or consents or suffers to the appointment of a receiver, trustee, liquidator or conservator for it, him or her or any part of its, his or her assets.

                  (g) ATTACHMENT, JUDGMENT, TAX LIENS. The issuance, filing, levy or seizure against the Collateral, or, with respect to the Resort or the Obligations, against the Borrower of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $100,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

                  (h) TIMESHARE DOCUMENTS. If the Declaration, any of the other documents creating or governing the Resort, its timeshare regime, or the Timeshare Owners' Association, or the restrictive covenants with respect to the Resort, shall be terminated, amended or modified without Lender's prior written consent (except for routine non-substantive modifications which have no impact on the Collateral).

                  (i) REMOVAL OF COLLATERAL. If Borrower conceals, removes, transfers, conveys, assigns or permits to be concealed, removed, transferred, conveyed or assigned, any of the Collateral in violation of the terms of the Loan Documents or with the intent to hinder, delay or defraud its creditors or any of them including, without limitation, Lender.

                  (j) OTHER DEFAULTS. If a material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents.

                  (k) MATERIAL ADVERSE CHANGE. Subject to the terms of the Business Plan, any material adverse change in the financial condition of the Borrower or the condition of the Collateral from and after the date hereof.

                  (l) DEFAULT BY BORROWER IN OTHER AGREEMENTS. Except for any "Waived Defaults" under the November Letter Agreement which Waived Defaults include prior existing defaults under the Heller Facility or the Sovereign Facility, any default as defined in the applicable loan agreement, by Borrower
(i) in the payment of any indebtedness to any Lender, including any indebtedness owed to Lender under the Heller Facility, DZ Facility, Sovereign Facility, Bond Holder Exchange Transaction, Additional Credit Facility or the Existing Credit Facilities, or the TFC Conduit Loan; (ii) in the payment or performance of other indebtedness for borrowed money or obligations secured by any part of the Resort; (iii) in the payment or performance of other material indebtedness or obligations (material indebtedness or obligations being defined for purposes of this provision as any indebtedness or obligation in excess of $200,000) where such default accelerates or permits the acceleration (after the giving of notice or passage of time or both) of the maturity of such indebtedness, or permits the holders of such indebtedness to elect a majority of the board of directors of Borrower (whether or not such default[s] have been waived by such holder) or
(iv) the acceleration by Heller, Sovereign, DZ or the bondholders of their respective credit facilities or the acceleration of the TFC Conduit Loan.

                  (m) LOSS OF LICENSE. The loss, revocation or failure to renew or file for renewal of any registration, approval, license, permit or franchise now held or hereafter acquired by the Borrower or with respect to any Resort, or the failure to pay any fee, which is necessary for the continued operation of any Resort or the Borrower's business in the same manner as it is being conducted at the time of such loss, revocation, failure to renew or failure to pay.

                  (n) VIOLATION OF NEGATIVE COVENANTS. Borrower violates any negative covenants set forth in Section 7.2.

                  (o) VIOLATION OF FINANCIAL COVENANTS. Borrower violates any financial covenants set forth in Section 7.1(z).

                  (p) USE OF LOAN PROCEEDS. If the proceeds of any Advance are used for any purpose not set forth in the Business Plan or in contravention of Section 6.11(b).

                              SECTION 9 -- REMEDIES

         9.1 REMEDIES UPON DEFAULT. Should an Event of Default occur, Lender may take any one or more of the actions described in this Section 9, all without notice to Borrower:

                  (a) ACCELERATION. Without demand or notice of any nature whatsoever, declare the unpaid balance of the Loans, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

                  (b) TERMINATION OF OBLIGATION TO MAKE ADVANCE. Terminate any obligation of the Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate, all without notice to Borrower.

                  (c) JUDGMENT. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial or other procedure under law.

                  (d) SALE OF COLLATERAL AND FORECLOSURE OF LAND MORTGAGES. After notification, if any, provided for in Section 9.2 below, Lender may sell or otherwise dispose of, at the office of Lender, or elsewhere, as chosen by Lender, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full and fully performed), and at any such sale it shall not be necessary to exhibit the Collateral. Borrower hereby acknowledges and agrees that a private sale or sales of the Collateral, after notification as provided for in Section 9.2, shall constitute a commercially reasonable disposition of the Collateral sold at any such sale or sales, and otherwise, commercially reasonable action on the part of Lender. Lender shall also have the right, in accordance with the laws of the States in which the Land is located, to foreclose the lien of the Land Mortgages.

                  (e) RETENTION OF COLLATERAL. At its discretion, retain such portion of the Collateral as shall aggregate in value to an amount equal to the aggregate amount of the Loans, in satisfaction of the Obligations, whenever the circumstances are such that Lender is entitled and elects to do so under applicable law.

                  (f) RECEIVER. Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Borrower hereby consents to any such appointment.

                  (g) PURCHASE OF COLLATERAL. Buy the Collateral at any public or private sale.

                  (h) EXERCISE OF OTHER RIGHTS. Lender shall have all the rights and remedies of a secured party under the Code and other legal and equitable rights to which it may be entitled. Lender may also exercise any and all other rights or remedies afforded by any other applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including, but not limited to, the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents. Lender shall also have the right to require the Borrower to assemble any of the Collateral not in Lender's possession, at Borrower's expense, and make it available to Lender at a place to be determined by Lender which is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of all of the Collateral, and may enter the Resort or any of the premises of Borrower or wherever the Collateral shall be located, with or without process of law wherever the Collateral may be, and, to the extent such premises are not the property of Lender, to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for use and occupancy, rent, or storage of the Collateral, for a period of at least ninety (90) days after sale or disposition of the Collateral).

                  (i) REPLACEMENT OF MANAGER. Without demand or notice of any nature whatsoever, upon an Event of Default, Lender may: (1) terminate any then existing management agreements and with the approval of a majority of the Borrower's Board of Directors, which approval shall not be unreasonably withheld or delayed, replace any existing manager with such manager as Lender may select, provided however, if: (x) the Obligations have become immediately due and payable in accordance with Section (a) hereof, or (y) Lender elects to have J & J Limited, Inc. act as Standby, then no such approval shall be required; and (2) terminate any then existing servicing agreement and replace any then existing Servicer with the Standby Servicer or such other servicer as Lender may select in its sole and absolute discretion. Lender shall also have the right to assume management of the Resorts.

         9.2 NOTICE OF SALE. Reasonable notification of time and place of any public sale of the Collateral or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made shall be sent to Borrower and to any other person entitled under the Code to notice; provided, however, that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent not less than five (5) calendar days prior to the taking of the action to which such notice relates is reasonable notification and notice for the purposes of this
Section 9.2. Lender shall have the right to bid at any public or private sale on its own behalf. Out of money arising from any such sale, Lender shall retain an amount equal to all of its costs and charges, including attorneys' fees for advice, counsel or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing and advertising such Collateral for sale, selling same and any and all other charges and expenses in connection therewith and in satisfying any prior Liens thereon. Any balance shall be applied upon the Obligations, and in the event of deficiency, the Borrower shall remain liable to the Lender. In the event of any surplus, such surplus shall be paid to the Borrower or to such other Persons as may be legally entitled to such surplus. If, by reason of any suit or proceeding of any kind, nature or description against the Borrower, or by the Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of its security interest, or to defend the interest of the Lender, such expenses and counsel fees shall be allowed to Lender and the same shall be made a further charge and Lien upon the Collateral.

         In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral comprised of Securities may be effected after an Event of Default, Borrower agrees that upon the occurrence or existence of an Event of Default, Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to whose who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than two (2) such investors, then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

         9.3 APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of any Event of Default: (i) Lender may, with or without proceeding with such sale or foreclosure or demanding payment or performance of the Obligations, without notice, terminate Lender's further performance under this Agreement or any other agreement or agreements between Lender and the Borrower, without further liability or obligation by Lender; (ii) Lender, at any time, appropriate and apply on any Obligations any and all Collateral in its possession and (iii) Lender may apply any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to the Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice or otherwise, shall absolve, release or otherwise affect the liability of the Borrower in respect of transactions prior to such termination, or affect any of the Liens, security interests, rights, powers and remedies of the Lender, but they shall, in all events, continue until all of the Obligations are satisfied.

         9.4 RIGHTS OF LENDER REGARDING COLLATERAL. In addition to all other rights possessed by the Lender, Lender, at its option, may on its behalf from time to time after there shall have occurred an Event of Default, and so long as such Event of Default remains uncured, at its sole discretion, take the following actions:

                  (a) Transfer all or any part of the Collateral into the name of Lender or its nominee;

                  (b) Take control of any proceeds of any of the Collateral;

                  (c) Extend or renew the Loan and grant releases, compromises or indulgences with respect to the Obligations, any portion thereof, any extension or renewal thereof, or any security therefor, to any obligor hereunder or thereunder; and

                  (d) Exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with the terms of this Agreement.

         9.5 DELEGATION OF DUTIES AND RIGHTS. Lender may execute any of its duties and/or exercise any of its rights or remedies under the Loan Documents by or through its officers, directors, employees, attorneys, agents or other representatives.

         9.6 LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or in any Loan Document shall give Lender the right or power to exercise control over the affairs and/or management of Borrower.

         9.7 WAIVERS. The acceptance by Lender at any time and from time to time of partial payments of the Loan or performance of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, except as otherwise expressly provided in this Agreement or by applicable law, Borrower and each and every surety, endorser, guarantor and other party liable for the payment or performance of all or any portion of the Obligations, severally waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Loan, or by any release or change in any security for the payment or performance of the Loan, regardless of the number of such renewals, extensions, releases or changes.

         9.8 CUMULATIVE RIGHTS. All rights and remedies available to the Lender under the Loan Documents shall be cumulative of and in addition to all other rights and remedies granted to Lender under any of the Loan Document, at law or in equity, whether or not the Loan is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

         9.9 EXPENDITURES BY LENDER. Any sums expended by or on behalf of Lender pursuant to the exercise of any right or remedy provided herein shall become part of the Obligations and shall bear interest at the Default Rate, from the date of such expenditure until the date repaid.

         9.10 DIMINUTION IN VALUE OF COLLATERAL. Lender shall not have any liability or responsibility whatsoever for any diminution or loss in value of any of the Collateral, specifically including that which may arise from Lender's negligence or inadvertence, whether such negligence or inadvertence is the sole or concurring cause of any damage.

         9.11 LENDER'S KNOWLEDGE. The Lender shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Lender has actual knowledge of the Event of Default or has received a notice the Borrower referring to this Agreement and describing such Event of Default.

                     SECTION 10 -- CERTAIN RIGHTS OF LENDER

         10.1 PROTECTION OF COLLATERAL. Lender may at any time and from time to time take such actions as Lender deems necessary or appropriate to protect the Lender's Liens and security interests in and to preserve the Collateral, and to establish, maintain and protect the enforceability of Lender's rights with respect thereto, all at the expense of Borrower. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's Liens, security interests and rights and will take such actions to preserve the Collateral and Lender's Liens, security interests and rights as Lender may direct, including, without limitation, by promptly paying upon Lender's demand therefor, all documentary stamp taxes or other taxes that may be or may become due in respect of any of the Collateral. All of Lender's expenses of preserving the Collateral and Lender's liens and security interests and rights therein shall be added to the Loan.

         10.2 PERFORMANCE BY LENDER. If Borrower fails to perform any agreement contained herein, Lender may itself perform, or cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrower under Section

10.5 below. In no event, however, shall Lender have any obligation or duties whatsoever to perform any covenant or agreement of Borrower contained herein or in any of the Loan Documents, Timeshare Documents or Operating Contracts, and any such performance by Lender shall be wholly discretionary with Lender. The performance by Lender, of any agreement or covenant of Borrower on any occasion shall not give rise to any duty on the part of Lender to perform any such agreements or covenants on any other occasion or at any time. In addition, Borrower acknowledges that Lender shall not at any time or under any circumstances whatsoever have any duty to Borrower or to any third party to exercise any of Lender's rights or remedies hereunder.

         10.3 NO LIABILITY OF LENDER. Neither the acceptance of this Agreement by Lender, nor the exercise of any rights hereunder by Lender, shall be construed in any way as an assumption by Lender of any obligations, responsibilities or duties of Borrower arising in connection with any Resort or under the Timeshare Documents or Timeshare Acts, or under any of the Operating Contracts, or in connection with any other business of Borrower, or the Collateral, or otherwise bind Lender to the performance of any obligations with respect to any Resort or the Collateral; it being expressly understood that Lender shall not be obligated to perform, observe or discharge any obligation, responsibility, duty, or liability of Borrower with respect to any Resort or any of the Collateral, or under any of the Timeshare Documents, the Timeshare Acts or under any of the Operating Contracts, including, but not limited to, appearing in or defending any action, expending any money or incurring any expense in connection therewith. Without limitation of the foregoing, neither this Agreement, any action or actions on the part of Lender taken hereunder, prior to or following the occurrence of an Event of Default shall constitute an assumption by Lender of any obligations of Borrower with respect to any Resort or any documents or instruments executed in connection therewith, and Borrower shall continue to be liable for all of its obligations thereunder or with respect thereto. Borrower agrees to indemnify, protect, defend and hold Lender harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, suits, costs and expenses, including, without limitation, attorneys' fees and court costs, asserted against or incurred by Lender by reason of, arising out of, or connected in any way with (I) any failure or alleged failure of Borrower to perform any of its covenants or obligations with respect to each Resort or to the Purchasers of any of the Intervals, (II) a breach of any certification, representation, warranty or covenant of Borrower set forth in any of the Loan Documents, (III) the ownership of the Inventory and the rights, titles and interests assigned hereby, or intended so to be, (IV) the debtor-creditor relationships between Borrower on the one hand, and the Lender, on the other, or (V) the operation of the Resorts or sale of Intervals. The obligations of Borrower to indemnify, protect, defend and hold Lender harmless as provided in this Agreement are absolute, unconditional, present and continuing, and shall not be dependent upon or affected by the genuineness, validity, regularity or enforceability of any claim, demand or suit from which Lender is indemnified. The indemnity provisions in this Section 10.3 shall survive the satisfaction of the Obligations and termination of this Agreement, and remain binding and enforceable against the Borrower, or its successors or assigns. Borrower hereby waives all notices with respect to any losses, damages, liabilities, suits, costs and expenses, and all other demands whatsoever hereby indemnified, and agrees that its obligations under this Agreement shall not be affected by any circumstances, whether or not referred to above, which might otherwise constitute legal or equitable discharges of its obligations hereunder.

         10.4 RIGHT TO DEFEND ACTION AFFECTING SECURITY. Lender may, at Borrower's expense, appear in and defend any action or proceeding at law or in equity which Lender in good faith believes may affect the security interests granted under this Agreement, including without limitation, with respect to the value of the Collateral or Lender's rights under any of the Loan Documents.

         10.5 EXPENSES. All expenses payable by Borrower, under any provision of this Agreement shall be an Obligation of the Borrower and shall be paid by Borrower to Lender, upon demand, and shall bear interest at the Default Rate from the date of expense until repaid by Borrower.

         10.6 LENDER'S RIGHT OF SET-OFF. Lender shall have the right to set-off against any Collateral any Obligations then due and unpaid by Borrower.

         10.7 NO WAIVER. No failure or delay on the part of Lender in exercising any right, remedy or power under this Agreement or in giving or insisting upon strict performance by Borrower hereunder or in giving notice hereunder shall operate as a waiver of the same or any other power or right, and no single or partial exercise of any such power or right shall preclude any other or further exercise thereof or the exercise of any other such power or right. Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Borrower of any and all of the terms and provisions of this Agreement to be performed by Borrower. The collection and application of proceeds, the entering and taking possession of the Collateral, and the exercise by Lender of its rights contained in the Loan Documents and this Agreement shall not cure or waive any default, or affect any notice of default, or invalidate any acts done pursuant to such notice. No waiver by Lender of any breach or default of or by any party hereunder shall be deemed to alter or affect Lender's rights hereunder with respect to any prior or subsequent default.

         10.8 RIGHT OF LENDER TO EXTEND TIME OF PAYMENT, SUBSTITUTE, RELEASE SECURITY, ETC. Without affecting the liability of any Person or entity including without limitation, for the payment of any of the Obligations or without affecting or impairing Lender's Lien on the Collateral, or the remainder thereof, as security for the full amount of the Loan unpaid and the Obligations, Lender may from time to time, without notice: (a) release any Person liable for the payment of the Loan, (b) extend the time or otherwise alter the terms of payment of the Loan, (c) accept additional security for the Obligations of any kind, including deeds of trust or mortgages and security agreements, (d) alter, substitute or release any property securing the Obligations, (e) realize upon any collateral for the payment of all or any portion of the Loan in such order and manner as it may deem fit, or (f) join in any subordination or other agreement affecting this Agreement or the lien or charge thereof.

         10.9 ASSIGNMENT OF LENDER'S INTEREST. Lender shall have the right to assign the Loan and all or any portion of its rights in or pursuant to this Agreement or any of the Loan Documents to any subsequent holder or holders of the Note or the Obligations evidenced thereby.

         10.10 POWER OF ATTORNEY. Borrower does hereby irrevocably constitute and appoint Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place and stead, or otherwise, to (A) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender, (B) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same, (C) from time to time to institute and prosecute in Lender's own name any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens, (D) upon an Event of Default to change the Borrower's post office mailing address, and (E) generally to do all and any such acts and things in relation to the Collateral as Lender shall in good faith deem advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section 10.10 are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until a release of the same is executed by Lender and duly recorded in the appropriate public records of Dallas County, Texas.

         10.11 RELIEF FROM AUTOMATIC STAY, ETC. To the fullest extent permitted by law, in the event the Borrower shall make application for or seek relief or protection under the federal bankruptcy code ("Bankruptcy Code") or other Debtor Relief Laws, or in the event that any involuntary petition is filed against the Borrower under such Code or other Debtor Relief Laws, and not dismissed with prejudice within 45 days, the automatic stay provisions of
Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other instruments or documents; and Lender shall automatically and without demand or notice (each of which is hereby waived) be entitled to immediate relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender as provided in the Loan Documents.

                         SECTION 11 -- TERM OF AGREEMENT

         This Agreement shall continue in full force and effect and the security interests granted hereby and the duties, covenants and liabilities of the Borrower hereunder and all the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until all of the Obligations have been satisfied in full. The Borrower expressly agrees that if the Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any Debtor Relief Laws, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

                           SECTION 12 -- MISCELLANEOUS

         12.1 NOTICES. All notices, requests and other communications to either party hereunder shall be in writing and shall be given to such party at its address set forth below or at such other address as such party may hereafter specify for the purpose of notice to Lender or Borrower. Each such notice, request or other communication shall be effective (a) if given by mail, when such notice is deposited in the United States Mail with first class postage prepaid, addressed as aforesaid, provided that such mailing is by registered or certified mail, return receipt requested, (b) if given by overnight delivery, when deposited with a nationally recognized overnight delivery service such as Federal Express or Airborne with all fees and charges prepaid, addressed as provided below, or (c) if given by any other means, when delivered at the address specified in this Section 12.1.

         IF TO BORROWER:   Silverleaf Resorts, Inc.
                           1221 Riverbend Drive, Suite 120
                           Dallas, TX 75221
                           Attn: Mr. Robert Mead, CEO

         WITH A COPY TO:   Meadows, Owens, Collier, Reed, Cousins and Blau
                           3700 Nations Bank Plaza
                           901 Main St.
                           Dallas, TX 75202
                           Attn: George R. Bedell, Esq.

         IF TO LENDER:     Textron Financial Corporation
                           40 Westminster Street
                           Providence, Rhode Island 02903
                           Attention: Collections

         WITH A COPY TO:   Textron Financial Corporation
                           40 Westminster Street
                           Providence, Rhode Island 02903
                           Attention: Division Counsel (RRD)

         AND TO:           Textron Financial Corporation
                           333 East River Drive, Suite 104
                           East Hartford, Connecticut 06108
                           Attn: Division President

         Notwithstanding the foregoing, copies of the requests or notices from Borrower to Lender which are specified in the Sections of this Agreement listed below shall not be delivered to Providence, Rhode Island as provided above, but rather shall be delivered in accordance with this Section 12.1 to Textron Financial Corporation, 333 East River Drive, Suite 104, East Hartford, Connecticut 06108, Attention: Nicholas L. Mecca, Vice President. The applicable Sections of this Agreement are Section 2.4(a) Voluntary Prepayments and Section
5.1 Request for Advances. In addition, all documents, instruments and other items to be delivered to the Lender from time to time pursuant to this Agreement shall be delivered to Lender's office at 333 East River Drive, Suite 104, East Hartford, Connecticut 06108."

         12.2 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents (and each part thereof), regardless of any investigation made by or on behalf of Lender.

         12.3 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT AS MAY BE EXPRESSLY PROVIDED THEREIN TO THE CONTRARY) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, EXCLUSIVE OF ITS CHOICE OF LAWS PRINCIPLES.

         12.4 LIMITATION ON INTEREST. Lender and Borrower intend to comply at all times with applicable usury laws. All agreements between the Lender and Borrower, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstance whatsoever fulfillment of any provision hereof, of the Note or of any other Loan Documents shall involve transcending the limit of such validity prescribed by any law which a Court of Competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the highest lawful rate. Borrower agrees that in determining whether or not any interest payment under the Loan Documents exceeds the highest lawful rate, any non-principal payment (except payments specifically described in the Loan Documents as "interest") including without limitation, prepayment fees and late charges, shall to the maximum extent not prohibited by law, be an expense, fee, premium or penalty rather than interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the highest lawful rate. The provisions of the Note, this Agreement, and all other Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this
Section 12.4, and this Section 12.4 shall govern over all other provisions in any document or agreement now or hereafter existing. This Section 12.4 shall never be superseded or waived unless there is a written document executed by Lender and the Borrower, expressly declaring the usury limitation of this Agreement to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

         12.5 INVALID PROVISIONS. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement and/or the Loan Documents (as the case may be) a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12.6 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided that Borrower may not transfer or assign any of its rights or obligations under this Agreement, or the other Loan Documents without the prior written consent of Lender. This Agreement and the transactions provided for or contemplated hereunder or under any of the Loan Documents are intended solely for the benefit of the parties hereto. No third party shall have any rights or derive any benefits under or with respect to this Agreement, or the other Loan Documents except as provided in advance in a writing signed on behalf of Lender.

         12.7 AMENDMENT. This Agreement may not be amended or modified, and no term or provision hereof may be waived, except by written instrument signed by the Borrower and the Lender.

         12.8 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrower.

         12.9 LENDER NOT FIDUCIARY. The relationship between Borrower, and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

         12.10 ACCOUNTING PRINCIPALS. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with GAAP consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         12.11 TOTAL AGREEMENT. This Agreement and the other Loan Documents, including the Exhibits and Schedules to them, is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by Lender at the offices set forth above. The documents evidencing the Existing Credit Facilities and the Additional Credit Facility shall remain in full force and effect.

         12.12 LITIGATION. TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY

ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. EACH OF THE BORROWER AND LENDER FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         The waiver and stipulations of the Borrower and Lender in this Section
12.12 shall survive the final payment or performance of all of the Obligations of the Borrower and the resulting termination of this Agreement.

         12.13 INCORPORATION OF EXHIBITS. This Agreement, together with all Exhibits and Schedules hereto, constitute one document and agreement which is referred to herein by the use of the defined term "Agreement." Such Exhibits and Schedules are incorporated herein as to fully set out in this Agreement. The definitions contained in any part of this Agreement shall apply to all parts of this Agreement.

         12.14 CONSENT TO ADVERTISING AND PUBLICITY OF TIMESHARE DOCUMENTS. The Borrower hereby consents that Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the names and addresses of Borrower and any subsidiaries and Affiliates, the amount and a general description of the Borrower's business.

         12.15 DIRECTLY OR INDIRECTLY. Where any provision in the Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

         12.16 HEADINGS. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such Section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         12.17 GENDER AND NUMBER. Words of any gender in this Agreement shall include each other gender and the singular shall mean the plural and vice versa where appropriate.

         12.18 RATIFICATION AND CONFIRMATION. Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all of representations, warranties, statements, covenants and agreements set forth in the Original Loan Agreement and the other Loan Documents, as previously amended. The Borrower reaffirms, restates and incorporates by reference all of the representations, warranties, covenants and agreements made in the Loan Documents as if the same were made as of this date. The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Original Loan Agreement, this Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirms the prior granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, except as otherwise set forth herein, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. Upon satisfaction of the requirements for approval by Lender of Additional Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect Lender's Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender's Lien on the Collateral.

         12.19 ESTOPPEL. Borrower acknowledges, agrees and confirms that: (a) Advances under the Original Loan Agreement have been made prior to the date hereof; (b) all such Advances made prior to the Closing Date were made in favor of the Borrower in respect of the Existing Eligible Resorts; (c) Advances made prior to the Closing Date are deemed as having been made for the benefit of the Borrower and Borrower acknowledges and agrees that Borrower received a direct and substantial financial benefit from such Advances and (d) immediately prior to the Closing Date, and without giving effect to any Advances that may be made pursuant to this Agreement, the status of the Loan, including the outstanding principal balance thereof is as reflected in the Loan Funding Report delivered to and approved by Lender in connection with this Agreement.

         The Loan constitutes valuable consideration to the Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made. This Agreement and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Lender as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower's Obligations existing as of the Closing Date to Lender, or of any interests owned or held by Lender (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Lender in and to all Collateral and proceeds.

                        SECTION 13 -- SPECIAL CONDITIONS

         13.1 EFFECTIVE DATE. BORROWER ACKNOWLEDGES, AGREES AND CONFIRMS THAT THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING ANY OBLIGATION OF LENDER TO MAKE ANY ADVANCE OF THE NEW INVENTORY LOAN, SHALL NOT BECOME EFFECTIVE UNTIL THE SATISFACTION OF ALL CONDITIONS SET FORTH IN SECTION 4 AND SECTION 5 HEREOF. IN THE EVENT THAT THE SATISFACTION OF SUCH CONDITIONS DOES NOT OCCUR ON OR BEFORE MARCH 31, 2004, THEN THE OBLIGATION OF LENDER TO MAKE ANY ADVANCE OF THE NEW INVENTORY LOAN SHALL BE VOID AB INITIO. BORROWER EXPRESSLY ACKNOWLEDGES, AGREES AND CONFIRMS THAT TIME IS OF THE UTMOST ESSENCE WITH RESPECT TO ALL SUCH CONDITIONS BEING SATISFIED OCCURRING ON OR BEFORE MAY 31, 2004.

         13.2 DZ BANK FACILITY CONDITIONS. Lender acknowledges and agrees that: (i) the transfer of Notes Receivable to Silverleaf Finance I, Inc. in connection with the DZ Facility is a true sale and not a financing transaction;
(ii) Lender will not consolidate Silverleaf Finance I, Inc. with the Borrower in the event of a bankruptcy; and (iii) Lender will not take any action to the contrary in the case of a bankruptcy of Borrower or otherwise.

         13.3 RELEASE. IN ORDER TO INDUCE LENDER TO ENTER INTO THIS AGREEMENT, BORROWER ACKNOWLEDGES AND AGREES THAT: (i) BORROWER HAS NO CLAIM OR CAUSE OF ACTION AGAINST LENDER (OR ANY OF IT'S DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS); (ii) BORROWER HAS NO OFFSET RIGHT, COUNTERCLAIM OR DEFENSE OF ANY KIND AGAINST ANY OF ITS OBLIGATIONS, INDEBTEDNESS OR LIABILITIES TO LENDER; AND (iii) LENDER HAS HERETOFORE PROPERLY PERFORMED AND SATISFIED IN A TIMELY MANNER ALL OF ITS OBLIGATIONS TO BORROWER. BORROWER WISHES TO ELIMINATE ANY POSSIBILITY THAT ANY PAST CONDITIONS, ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WOULD IMPAIR OR OTHERWISE ADVERSELY AFFECT LENDER'S RIGHTS, INTERESTS, CONTRACTS, COLLATERAL SECURITY OR REMEDIES. THEREFORE, BORROWER UNCONDITIONALLY RELEASES, WAIVES AND FOREVER DISCHARGES (A) ANY AND ALL LIABILITIES, OBLIGATIONS, DUTIES, PROMISES OR INDEBTEDNESS OF LENDER TO BORROWER, EXCEPT THE OBLIGATIONS TO BE PERFORMED BY LENDER ON OR AFTER THE DATE HEREOF AS EXPRESSLY STATED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) ALL CLAIMS, OFFSETS, CAUSES OF ACTION, SUITS OR DEFENSES OF ANY KIND WHATSOEVER (IF ANY), WHETHER ARISING AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, WHICH BORROWER MIGHT OTHERWISE HAVE AGAINST LENDER OR ANY OF IT'S DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, IN EITHER CASE (A) OR (B), ON ACCOUNT OF ANY

PAST OR PRESENTLY EXISTING CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, INDEBTEDNESS, CLAIM, CAUSE OF ACTION, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND.

            [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed and delivered effective as of the date first above written.

                                             BORROWER:

                                             SILVERLEAF RESORTS, INC., a Texas
                                             corporation

 /S/ PATRICIA K. DOREY                       By: /S/ HARRY J. WHITE, JR.
---------------------------                       ------------------------------
                                             Name: Harry J. White, Jr.
                                             Title: CFO

                                             LENDER:

                                             TEXTRON FINANCIAL CORPORATION,
                                             a Delaware corporation

 /S/ RONALD MESSINGER                        By: /S/ HARRY J. WHITE, JR.
---------------------------                      -------------------------------
                                             Name: Harry J. White, Jr.
                                             Title: CFO

STATE OF TEXAS          )
                        )  ss:
COUNTY OF DALLAS        )

         The foregoing instrument was acknowledged before me this 8th day of March, 2004 by Harry J. White, Jr., CFO of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the Corporation.

                                               /S/ R. LAINE CLOSE
                                             -----------------------------------
                                             State of Texas
                                             Notary Public
                                             My Commission Expires: 9-25-05

STATE OF CONNECTICUT    )
                        ) ss:
COUNTY OF HARTFORD      )

         The foregoing instrument was acknowledged before me this 9th day of March __, 2004 by John D'Annibale, Vice President of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, on behalf of the corporation.

                                              /S/ J.L. LABIANCA
                                             -----------------------------------
                                             Commissioner of the Superior Court
                                             Notary Public
                                             My Commission Expires: 2-28-09

Exhibits and Schedules to Agreement:

Schedule A              List of Land Recording Offices and Interval Recording
                        Offices
Schedule 1.1(c)         Additional Resort Collateral
Schedule 1.1(j)         List of Bond Holder Exchange Documents
Schedule 1.1(t)         List of Resort Declarations
Schedule 1.1(x)         List of DZ Documents
Schedule 1.1(xx)        Land
Schedule 1.1 (jjjj)     List of Sovereign Documents
Schedule 1.1 (vvvv)     Term Sheet and Commitment Letter
Schedule 1.1 (zzzz)     List of Timeshare Owner Associations
Schedule 2.10(b)        List of Borrower's Executive Management
Schedule 6.5            Liens
Schedule 6.7            Pending or Threatened Litigation
Schedule 6.9            List of Environmental Matters
Schedule 6.23           Inventory Control Procedures
Schedule 6.19           List of Time Share Documents
Schedule 7.2(l)         List of Executive Compensation
Exhibit A               Loan Documents
Exhibit B               Borrower's Certificate and Request for Advance
Exhibit C               Amended and Restated Intercreditor Agreement
Exhibit D               List of Ineligible Notes
Exhibit E               Bondholder Exchange Transaction Letter
Exhibit F               Business Plan
Exhibit G               DZ Letter